AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of September 19, 1997 and amended and restated as of October 8, 1997, and is by and among AmVestors Financial Corporation, a Kansas corporation (the "Company"), AmerUs Life Holdings, Inc., an Iowa corporation ("Parent"), and AFC Corp., a Kansas corporation and a subsidiary of Parent ("Sub"). A Glossary of Terms is attached as Annex A and incorporated herein by reference.

                                   RECITALS

               WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock"), not owned directly or indirectly by Parent or held in treasury by the Company, will be converted into the right to receive the Merger Consideration (as defined below), on the terms set forth herein;

               WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

               WHEREAS, for federal income tax purposes, it is intended that the Merger of the Company and Sub shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for the purposes of Section 368 of the Code.

                                   AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

               SECTION 1.01  The Merger.

               (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.01(b)), Sub shall be merged with and into the Company (the "Merger") in accordance with the Kansas Statutes Annotated ("KSA"), Chapter 17 (the "KGCC"), whereupon the separate existence of the Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

               (b) The consummation of the Merger (the "Closing") shall take place (i) at the offices of Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri, at 10:00 A.M., on such date (the "Closing Date") which is three business days after the date on which the last of the conditions set forth in Article 8 hereof shall have been satisfied or waived in accordance with this Agreement, or (ii) such other place, time and date as the parties hereto shall agree. Prior to the Closing, Sub and the Company shall execute and deliver to the Secretary of State of the State of Kansas (the "Kansas Secretary of State") a Certificate of Merger in proper form for filing under the KGCC on the day of the Closing, and the Merger shall become effective upon the filing of the Certificate of Merger with the Kansas Secretary of State or at such later time as may be specified in the Certificate of Merger, such time being herein called the "Effective Time".

               (c) The Merger shall have the effects set forth in the KGCC. Without limiting the generality of the foregoing, at the Effective Time (i) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, power, franchises, and authority, of a public as well as of a private nature, of each of the Company and the Sub and all obligations belonging to or due each of them shall be vested in the Surviving Corporation without further act or deed; (ii) title to any real estate or any interest therein vested in either of the Company or the Sub shall not revert or in any way be impaired by reason of the Merger; (iii) all rights of creditors and all liens on any property of the Company and the Sub shall be preserved unimpaired; and (iv) the Surviving Corporation shall be liable for all the obligations of the Company and the Sub, and any claim existing, or action or proceeding pending, by or against either of them, may be prosecuted to judgment with the right of appeal, as if the Merger had not taken place.

               SECTION 1.02  Stock Options.

               (a) As soon as practicable following the date of this Agreement, but in any event not less than fifteen trading days prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee administering the Company's 1989 Non-Qualified Stock Option Plan (the "NQSO Plan") or 1996 Incentive Stock Option Plan (the "ISO Plan," and together with the NQSO Plan, the "Company Option Plans") shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding Company Options (as defined in Section 3.03) issued pursuant to the Company Option Plans and related agreements, to provide that at the Effective Time, each Company Option outstanding (whether or not vested and exercisable) immediately prior to the Effective Time shall at the Effective Time cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option (a "Continuing Option") to acquire Parent Common Stock in an amount and at an exercise price determined as provided in the immediately following sentence (and on substantially the same terms and conditions as were applicable under such Company Option Plan and the agreements evidencing grants thereunder), subject to
     Section 1.02(b). At the Effective Time, if the holder of a Company Option which is then outstanding and unexercised has not timely elected (with respect to Company Options granted under the NQSO Plan) or has not timely requested (with respect to Company Options granted under the ISO Plan; or if so requested, if such request has been denied by the Company) to receive cash for such Company Option as described in subsection (b) of this Section 1.02, then such Company Option shall, in accordance with the provisions of the NQSO Plan or the ISO Plan, whichever is applicable, become a Continuing Option to acquire (x) the number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the Merger Consideration (a partial share shall be rounded down to the next lower whole share), with (y) an exercise price equal to the quotient of (i) the original exercise price per share (the "Original Exercise Price") of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (ii) the Merger Consideration and rounding the exercise price thus determined to the nearest whole cent (a half cent shall be rounded to the next higher whole cent). In the case of Company Options intended to be incentive stock options (as defined in Section 422 of the Code), the exercise price, number of shares of Parent Common Stock subject to such Continuing Option and terms and conditions or exercise of such Continuing Option shall be determined in order to comply with the requirements of Section 424(a) of the Code.

               (b) As soon as practicable following the date of this Agreement, but in any event not less than fifteen trading days prior to the Closing, the Company shall deliver to the holders of Company Options (whether or not vested and exercisable) a Cash Option Notice Form (as defined below) offering to (i) holders of Company Options issued pursuant to the NQSO Plan the right to elect, and (ii) holders of Company Options issued pursuant to the ISO Plan the right to request, to receive in consideration for the cancellation of all (but not less than all) of such holder's Company Options, an amount in cash equal to the product of (x) the excess of (i) the Option Cash Price (as defined below), over
     (ii) the Original Exercise Price of such Company Option, multiplied by (y) the number of shares subject to such Company Option. The Option Cash Price is the product of (A) the last reported sales price per share of Parent Common Stock as quoted by Nasdaq (as defined below) on the Closing Date multiplied by
     (B) the Merger Consideration. Alternatively, with the consent of Parent prior to the Closing, holders of Company Options may request to receive in consideration for the cancellation of such holder's Company Options, a number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the amount of cash which otherwise would be payable upon termination of such Company Options pursuant to the first sentence of this
     Section 1.02(b), divided by the last sales price of Parent Common Stock as reported on Nasdaq as of the Effective Time.

               (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Continuing Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans.

               (d) To make the election for cash consideration described in Section 1.02(b) above, any eligible Company Option holder must deposit with the Exchange Agent at least ten trading days prior to the Closing a properly completed notice ("Cash Option Notice Form"), in form and substance reasonably satisfactory to Parent (including an appropriate release), and the Option Agreements (as defined below) relating to any such Company Options for which such election is made. Such election shall be irrevocable unless the Agreement is terminated before the Effective Time. Following the Effective Time, the Company shall deliver to each such holder the cash amount so elected, calculated in accordance with Section 1.02(b) above. No interest shall be paid on such amount. If this Agreement is terminated before the Effective Time, the Option Agreement(s) shall be returned to each such holder.

               SECTION 1.03 Stock Appreciation Rights. Following the Effective Time, the holders of outstanding Company SARs (as defined in Section 3.03(e) hereof), shall be entitled to receive in consideration for the cancellation of such Company SAR an amount in cash equal to the product of (x) the excess of (i) the Option Cash Price over (ii) the strike price of such Company SAR, multiplied by (y) the number of shares of Company Common Stock referenced by the Company SARs; provided, that Parent shall have received from each such holder a written acknowledgement that such payment is in full satisfaction of the Company's and Parent's obligations in respect of the Company SARs.

               SECTION 1.04  Articles of Incorporation and By-laws.

               (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving
     Corporation until thereafter changed or amended as provided therein or by applicable law.

               SECTION 1.05 Directors. The individuals who are the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the KGCC and the Articles of Incorporation and By-laws of the Surviving
     Corporation.

               SECTION 1.06 Officers. The individuals who are the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the KGCC and the Articles of Incorporation and By-laws of the Surviving Corporation.

                                  ARTICLE II
                      EFFECT OF THE MERGER ON THE CAPITAL
                    STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

               SECTION 2.01 Capital Stock of Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub, each share of common stock, without par value, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

               SECTION 2.02 Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub, each share of Company Common Stock issued and held immediately prior to the Effective Time in the Company's treasury and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. At the Effective Time, shares of Company Common Stock held by subsidiaries of the Company shall be converted into the right to receive the Merger Consideration in accordance with Section 2.03.

               SECTION 2.03  Conversion of Company Common Stock.

               (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub, except as otherwise provided in this Section 2.03 and subject to
     Section 2.04(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.02) shall be converted into the right to receive (x) if the Average Parent Share Price (as defined below) is greater than or equal to $27.00 but less than or equal to $29.75, the number of shares of Parent Common Stock (as defined in Section 4.10 hereof) determined by dividing $20.00 by the Average Parent Share Price and rounding the result to the nearest one ten-thousandth of a share; (y) if the Average Parent Share Price is less than $27.00, 0.7407 shares of Parent Common Stock (subject to the next succeeding paragraph); and (z) if the Average Parent Share Price is greater than $29.75, 0.6724 shares of Parent Common Stock (as applicable, the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "Average Parent Share Price" means the average of the last reported sales prices per share of Parent Common Stock as quoted by The Nasdaq National Market ("Nasdaq") for the 20 consecutive trading days ending on the trading day (the "Price Measuring Date") which is ten trading days prior to the Closing Date.

               (b) In the event that the Average Parent Share Price on the Price Measuring Date is less than $27.00, the Company shall have the option to deliver a written notice to Parent on the trading day following the Price Measuring Date providing for the termination of this Agreement pursuant to this Section 2.03(b) and Article IX, subject to the next sentence (the
     "Termination Notice").   If the Company properly delivers a
     Termination Notice, this Agreement shall terminate in accordance with Article IX hereof at the close of business on the fifth trading day following the Price Measuring Date unless prior to such time Parent shall have delivered to the Company a written notice whereby the Parent agrees to adjust the consideration into which each share of Company Common Stock from the Merger Consideration as determined above to the number of shares of Parent Common Stock (the "Adjusted Merger Consideration") determined by dividing $20.00 by the Average Parent Share Price as of the Price Measuring Date and rounding the result to the nearest one ten-thousandth of a share.

               (c) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

               SECTION 2.04  Exchange of Certificates.

               (a) Exchange Agent. From and after the Effective Time, (i) Parent shall make available to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
     Article II through the Exchange Agent, (i) certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to
     Section 2.03 and (ii) upon request of the Exchange Agent cash in the amount required to be exchanged for shares of Company Common Stock in the Merger pursuant to Section 2.04(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section
     2.03 out of the Exchange Fund. Except as contemplated by Section 2.04(f) hereof, the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock.

               (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a Certificate representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to this Article II and
     (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and any dividends or other distributions to which such holder is entitled pursuant to
     Section 2.04(d)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.04(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.04(d).

               (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.04(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest,
     (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

               (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued or cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.04(d) or (f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               (f) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the product of the (x) Merger Consideration or (y) Adjusted Merger Consideration, as appropriate, and the Average Parent Share Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.04(b), (c) and (d).

               (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.04(f) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 2.04(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

               (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

               (i) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.04(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

               (k) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title and interest in, to or under any of the rights, properties or assets of either the Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

               SECTION 2.05 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.04(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to
     Section 2.04(d).

               SECTION 2.06 Registered Stock. The shares of Parent Common Stock receivable as Merger Consideration and upon exercise of the Continuing Options and in exchange for Company Warrants, shall be registered pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act").

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent that, as of the date hereof and as of the Closing Date:

               SECTION 3.01 Organization, Standing and Corporate Power. Each Acquired Company (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. "Acquired Companies" shall mean the Company, American Investors Life Insurance Company ( American ) and Financial Benefit Life Insurance Company ( FBL ) (together, American and FBL are referred to herein as the "Company Insurance Subsidiaries") and any other direct or indirect subsidiary of the Company. Each Acquired Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent complete and correct copies of its Articles of Incorporation and By-laws and, to the extent requested by Parent, the certificates of incorporation and by-laws or comparable organization documents of the Acquired Companies, in each case as amended to the date of this Agreement. No Acquired Company is in violation of any provision of its Articles of Incorporation or By-laws, except to the extent that such violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               SECTION 3.02  Acquired Companies.

               (a) Section 3.02 of the disclosure schedule delivered on or prior to the date hereof to Parent by the Company (the "Company Disclosure Schedule") lists each Acquired Company and the ownership or interest therein of the Company. All the outstanding shares of capital stock of each Acquired Company have been validly issued and are fully paid and nonassessable and are owned by the Company or by another subsidiary of the Company, free and clear of all Liens. Except for (i) the capital stock of the Acquired Companies, (ii) the ownership interests set forth in
     Section 3.02 of the Company Disclosure Schedule and
     (iii) investments made by the Acquired Companies in the ordinary course of business, the Acquired Companies do not own, directly or indirectly, any capital stock or other ownership interest in any Person, with a fair market value as of the date of this Agreement greater than $500,000.

               (b)  Except for the subsidiaries disclosed in Section
     3.02 of the Company Disclosure Schedule, each Acquired Company has no subsidiaries and does not control (whether directly or indirectly, whether through the ownership of securities or by Contract or proxy or otherwise, and whether alone or in combination with others) any corporation, partnership, business organization, or other similar Person. For purposes of this Section, control" shall mean the right to elect a majority of the Board of Directors or other governing body of any such entity or Person or otherwise manage, direct or govern the business operations of such entity or Person.

               SECTION 3.03  Capital Structure.

               (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $1.00 par value per share ("Company Preferred Stock"). As of September 18, 1997, there were outstanding 13,249,119 shares of Company Common Stock, no shares of Company Preferred Stock, Company Options to purchase 1,859,884 shares of Company Common Stock, Company Warrants to purchase 896,747 shares of Company Common Stock, Company Convertible Debentures convertible into 3,795,620 shares of Company Common Stock and Company SARs relating to 820,500 shares of Company Common Stock.

               (b) All of the outstanding options to acquire shares of the Company's Common Stock (collectively, "Company Options") were issued pursuant to either the NQSO Plan or the ISO Plan.
     The number of shares covered by and the exercise prices of the Company Options as of September 18, 1997 are set forth in the
     Section 3.03 of the Company Disclosure Schedule. The Company has made available to Parent true and complete copies of all agreements (the "Option Agreements") entered into by the Company under the Company Option Plans.

               (c) All outstanding warrants to acquire shares of Company Common Stock (the "Company Warrants") consist of (i) warrants for 716,361 shares of Company Common Stock issued in connection with the acquisition of Financial Benefit Group, Inc. ( FBG ) ("Acquisition Warrants"), (ii) warrants for 10,384 shares of Company Common Stock assumed by the Company from FBG in connection with the acquisition of FBG ("FBG Warrants"), and
     (iii) warrants for 170,002 shares of Company Common Stock issued in connection with previous financing by the Company ("Bank Warrants"). The Company Warrants and the exercise prices therefor, as of September 18, 1997 are set forth in Section 3.03 of the Company Disclosure Schedule.

               (d) All of the Company's outstanding convertible debt securities are the Company's 3% Convertible Debentures Due 2003 ("Company Convertible Debentures") issued pursuant to the Indenture (the "Indenture") dated July 12, 1996, between the Company and Boatmen's Trust Company, as trustee. The outstanding principal amount of the Company Convertible Debentures and the conversion price thereof, as of September 18, 1997 are set forth in Section 3.03 of the Company Disclosure Schedule.

               (e) All of the outstanding stock appreciation rights with respect to the Company Common Stock (the "Company SARs") were issued pursuant to resolutions of the Board of Directors on March 27, 1997. The number of shares covered by and the weighted average strike price of the Company SARs as of September 18, 1997 are set forth in Section 3.03 of the Company Disclosure Schedule.

               (f) All outstanding shares of capital stock of the Acquired Companies have been duly authorized and validly issued and are fully paid and nonassessable and all outstanding shares of capital stock of the Company are free of preemptive rights. Except as set forth in this Section 3.03, and as of the date hereof, there are outstanding (i) no other shares of capital stock or other voting securities of the Company, (ii) no securities of the Acquired Companies convertible into or exchangeable for shares of capital stock or voting securities of the Acquired Companies, and (iii) no other options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to acquire from the Acquired Companies, and no obligation of the Acquired Companies to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Acquired Companies. All shares of Company Capital Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the Company Disclosure Schedule, as of the date of this Agreement, there are not any outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any shares of capital stock, or to make any investment in excess of $500,000 (in the form of a loan, capital contribution or otherwise) in, any Acquired Company or any other person (excluding non-equity investments made in the ordinary course).

               SECTION 3.04 Authority. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, subject to the conditions set forth in this Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby and has resolved to recommend to the stockholders of the Company that they approve this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

               SECTION 3.05 No Conflicts or Violations. Except as disclosed in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations under this Agreement will not:

               (a) violate any term or provision of any applicable Law or any writ, judgment, decree, injunction, or similar order applicable to any Acquired Company and Known to the Company;

               (b) conflict with or result in a violation or breach of the provisions of the articles of incorporation or by-laws of any Acquired Company;

               (c) cause any Permits (as defined below) of the Company to lapse or become invalid or subject to any material limitations after the Closing as a result of the Merger;

               (d) result in the creation or imposition of any Lien upon any Acquired Company or any of their respective Assets and Properties;

               (e) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which any Acquired Company is a party or by which any of their respective Assets or Properties may be bound; or

               (f) require any Acquired Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person (including pursuant to any Laws);

     except (i) as contemplated or disclosed in Sections 3.04, 3.05 and 3.06 hereof or the sections of the Company Disclosure Schedule relating thereto, and (ii) those violations, conflicts, Liens, breaches, defaults and rights which do not individually or in the aggregate with any other such matters, have, or would reasonably be expected to have, a Material Adverse Effect on the Company.

               SECTION 3.06  No Consents.   No consent, approval,
     order or authorization of, or registration, declaration or filing with, any United States Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including Canada and its provinces (a "Governmental Entity"), is required by or with respect to any Acquired Company in connection with the execution, delivery and performance of this Agreement by the Company under any Laws or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company and Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the meetings of the Company's stockholders and, if required, the Parent's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (B) the Form S-4 (hereinafter defined), and (C) such reports under Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) such filings with the New York Stock Exchange, Inc. ( NYSE ) as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Kansas Secretary of State and appropriate documents with the relevant authorities of other states in which Acquired Companies are qualified to do business, (v) such as may be required by any applicable state securities or "blue sky" laws, (vi) such filings, consents or approvals with or from the Kansas, Michigan, Connecticut and Florida Insurance Commissions and such other state insurance commissions and similar agencies as may be required in connection with this Agreement and the transactions contemplated hereby, (vii) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, (x) as may be required under the laws of any foreign country in which any Acquired Company conducts any business or owns any property or assets, (y) as are set forth in Section 3.06 of the Company Disclosure Schedule or (z) that, if not obtained or made, would not, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect on the Company.

               SECTION 3.07 Books and Records. The corporate minute books of each Acquired Company are complete and accurate in all material respects and have been made available to the Parent.

               SECTION 3.08  Financial Statements and Filings.

               (a) The Company has made available to Parent true and complete copies of the following financial statements (the
     "Company Financial Statements"):

                    (i) audited (A) annual GAAP Statements for the Company and (B) Annual Statements for the Company Insurance Subsidiaries, for each of the years ended December 31, 1994, 1995, and 1996, including all the notes thereto; and

                    (ii) unaudited (A) quarterly GAAP Statements for the Company and (B) Quarterly Statements for the Company Insurance Subsidiaries, for each of the first three quarters of each of 1995 and 1996, and the first two quarters of 1997, including all the notes thereto.

               (b) Each such Company Financial Statement (and the notes thereto), and each GAAP Statement and Quarterly Statement made available by the Company pursuant to Section 5.04, including without limitation each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained therein was prepared in accordance with SAP ("SAP Statements") or GAAP ("GAAP Statements"), respectively, except as may be otherwise indicated in notes filed as a part thereof, as the case may be, presents fairly in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries or the Company Insurance Subsidiaries, as the case may be, as of the respective dates thereof or for the respective periods presented therein, subject, in the case of quarterly statements, to normal year end adjustments. Each SAP Statement was timely filed and complied in all material respects with all applicable Laws when filed with the applicable insurance regulatory authority, and any deficiencies known to the Company with respect to any such SAP Statement have been cured or corrected to the satisfaction of such insurance regulatory authority.

               (c) Except as indicated on Section 3.08 of the Company Disclosure Schedule, the Company has not received written notice from the Kansas Commissioner of Insurance ("KCI") or the Florida Commissioner of Insurance ("FCI") asserting any deficiency with respect to such SAP Statements.

               (d) Since December 31, 1996, the Company Insurance Subsidiaries have filed all reports and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with state insurance regulatory authorities (the "Company Insurance Subsidiaries Filings"), and all of the Company Insurance Subsidiaries Filings prior to the date hereof complied, and all such filings made hereafter prior to the Effective Time will comply, in all material respects with applicable insurance laws, rules and regulations, and, except as disclosed in Section 3.08 of the Company Disclosure Schedule, there are no material open or unresolved issues which were raised by any insurance or securities regulatory authority and brought to the attention of the Company by such regulatory authority with respect to any of such filings.

               (e) The Company has no reason to believe that any material amount recoverable pursuant to any material reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar material arrangements applicable to the Company Insurance Subsidiaries or their properties or assets (collectively, "Reinsurance Agreements") is not fully collectible in due course. The Company Insurance Subsidiaries are entitled to take full credit in their SAP Statements pursuant to applicable insurance laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. Section 3.08 of the Company Disclosure Schedule sets forth all reinsurance contracts or arrangements entered into by the Company or any of the Company Insurance Subsidiaries in which the Company or such subsidiary has ceded risk to any person.

               SECTION 3.09  Reserves.

               (a) All reserves and other liabilities with respect to insurance and annuities and for claims and benefits incurred but not reported ( Reserve Liabilities ) as established or reflected in the SAP Statements of the Company Insurance Subsidiaries were determined in accordance with generally accepted actuarial standards consistently applied, are fairly stated in accordance with sound actuarial principles, are based on actuarial assumptions that are in accordance with those called for by the provisions of the related insurance and annuity Contracts and in the related reinsurance, coinsurance and other similar Contracts of the Company Insurance Subsidiaries, and meet in all material respects the requirements of the insurance Laws of its state of domicile. Adequate provision for all such Reserve Liabilities have been made (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of the Company Insurance Subsidiaries under all insurance and annuity Contracts under which the Company Insurance Subsidiaries have any liability (including without limitation any liability arising under or as a result of any reinsurance, coinsurance or other similar Contract) on the respective dates of such SAP Statement based on then current information regarding interest earnings, mortality and morbidity experience, persistency and expenses. The Company Insurance Subsidiaries own assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such Reserve Liabilities; and

               (b) Adequate provision has been made for all estimated losses, settlements, costs and expenses from pending suits, actions and proceedings included in the December 31, 1996 Annual Statement and the latest Quarterly Statements, and the reserves and accrued Liabilities relating thereto were determined in accordance with SAP and Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board.

               SECTION 3.10 Absence of Changes. Except (i) as set forth in Section 3.10 of the Company Disclosure Schedule, or
     (ii) as disclosed in the Company SEC Documents (hereinafter defined) filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), from December 31, 1996 to the date of this Agreement (or such other date or period as may be specifically referred to below), the Company has conducted its business only in the ordinary course and there has not been, occurred, or arisen:

               (a) any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the Company;

               (b) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of any Acquired Company or any direct or indirect redemption, purchase or other acquisition by any Acquired Company of any such stock or of any interest in or right to acquire any such stock;

               (c) any employment, deferred compensation, or other salary, wage or compensation Contract entered into between any Acquired Company and any Company Employee, except for normal and customary Contracts with agents and consultants and Employees who would earn total annual compensation (other than from Company Options and Company SARs included in Section 3.03) of less than $50,000 in the ordinary course of business and consistent with past practice; or, since June 30, 1997 any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any Company Employee, other than routine increases that were made in the ordinary course of business and consistent with past practice and that did not result in an increase of more than 10% of the respective salary, wages or compensation of any such Person, except for increases which relate to increases in production by agents consistent with the terms of their existing Contracts; or any creation of any Plan (as defined in Section 3.14) or any contribution to (other than a contribution made in the ordinary course of business and consistent with past practice) or amendment or modification of any Plan; or any election by or on behalf of any Acquired Company made pursuant to the provisions of any Plan to accelerate any payments, obligations or vesting schedules under any Plans;

               (d) any payment, discharge, or satisfaction by an Acquired Company of any Lien or Liability other than Liens or Liabilities that (i) were paid, discharged, or satisfied in the ordinary course of business and consistent with past practice, or
     (ii) were paid, discharged, or satisfied as required under this Agreement;

               (e) except for value received in the ordinary course of business and consistent with past practice, any cancellation of any Liability owed to any Acquired Company by any other
     Person;

               (f) any amendment, termination, waiver, disposal or lapse of, or other failure to preserve, or regulatory agreement with respect to any Permit of any Acquired Company the result of which individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the Company;

               (g) any agreement for the sale, merger or transfer of any Acquired Company or substantially all of the assets or business thereof (except for this Agreement and documents relating thereto);

               (h) any damage, destruction, loss (whether or not covered by insurance) affecting any of the Assets or Properties of any Acquired Company which damage, destruction, or loss individually or in the aggregate exceeds $1 million; or

               (i) any issuance, sale or disposition by any Acquired Company of any debenture, note, stock or other security issued by such Acquired Company (except pursuant to the Company Option Plans), or any modification or amendment of any right of the holder of any outstanding debenture, note, stock or other security issued by such Acquired Company (except pursuant to Section 1.02);

               (j) any Liability involving the borrowing of money by any Acquired Company, except in the ordinary course of business and consistent with past practice;

               (k) any termination, amendment or entering into by any Company Insurance Subsidiary as ceding or assuming insurer of any reinsurance, coinsurance or other similar Contract or any trust agreement or security agreement related thereto;

               (l) any material restriction or limitation in any Permit of any Acquired Company, including any Company Insurance Subsidiary; or

               (m) any Contract to take any of the actions described in this Section 3.10 other than actions expressly permitted under this Section 3.10.

               SECTION 3.11  Taxes.  Except as disclosed in Section
     3.11 of the Company Disclosure Schedule (with paragraph references corresponding to those set forth below):

               (a) All Tax Returns required to be filed with respect to each Acquired Company or the affiliated, combined or unitary group of which any such company is or was a member have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects. Each Acquired Company (i) has duly and timely paid all Taxes that are shown as due on such Tax Returns, or claimed or asserted by any taxing authority to be due, from such company for the periods covered by such Tax Returns (unless such Taxes are being contested in good faith and adequate reserves therefor have been established in the Acquired Companies books and records) and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or (ii) has duly provided for all such Taxes in the applicable financial statements, and in the SAP and GAAP Statements, in the case of Company Insurance Subsidiaries. There are no filed Liens with respect to Taxes (except for Liens on Taxes not yet due and owing) upon any of the Assets and Properties of any Acquired Company.

               (b) With respect to any period or portion thereof through the Closing for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each Acquired Company has established due and sufficient reserves for the payment of such Taxes in accordance with SAP and GAAP in the case of Company Insurance Subsidiaries or otherwise in accordance with GAAP, and such current reserves through the Closing are duly and fully provided for in all material respects in the SAP and GAAP Statements of such company for the period then ended.

               (c) Section 3.11(c) of the Company Disclosure Schedule discloses all years for which (i) United States federal income Tax Returns of each Acquired Company and of each affiliated group (within the meaning of the Code) of which any Acquired Company is or has been a member which have been audited or examined by the IRS, or the statute of limitations has expired; and (ii) state, local and foreign income Tax Returns of each Acquired Company and of each affiliated or consolidated group of which they are or have been members which have been audited or examined by the appropriate state, local or foreign authority, or all statutes of limitation for the applicable state, local and foreign taxable periods has expired. All material deficiencies that have been asserted, proposed or assessed as a result of the above referenced examinations specified in the first two sentences of this Section 3.11(c) have been paid in full or finally settled or adequately reserved against to the extent there is a reasonable possibility that the position of any of the taxing authorities specified in the first two sentences of this Section 3.11(c) will be sustained, and to the Knowledge of Company, no issue has been raised by any taxing authority in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, except to the extent adequate reserves have been established in the Acquired Companies books and records. To the Knowledge of Company, no state of facts exists or has existed that would constitute grounds for the assessment of any material Tax liability with respect to any Acquired Company for the periods that have not been audited by the taxing authorities specified in the first two sentences of this Section 3.11(c). There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any Tax Return or claim for, or the period for the collection or assessment of, Taxes due from any Acquired Company for any taxable period. The Company has previously delivered or made available to the Parent copies, which are true, correct and complete in all material respects, of each of (i) the most recent audit reports relating to the United States federal, state, local and foreign income taxes due from each Acquired Company and (ii) the United States federal, state, local and foreign income Tax Returns, for each of the last three taxable years, filed by each Acquired Company, and the Company has made available to Parent for inspection copies, which are true, correct and complete in all material respects, of such Tax Returns, (insofar as such Tax Returns relate to any Acquired Company) filed by any affiliated or consolidated group of which any Acquired Company was then a member.

               (d) No audit or other proceeding by any U.S. or foreign court, governmental or regulatory authority has been asserted or is pending with respect to any Taxes due from any Acquired Company or any Tax Return filed or required to be filed by or relating to any Acquired Company. No material assessment, deficiency or adjustment of Tax has been asserted or, based on existing facts and circumstances, is threatened against any Acquired Company or any Assets and Properties of any Acquired Company.

               (e) No election under any of Section 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code (or any predecessor provisions) has been made or filed by or with respect to any Acquired Company or any of their Assets and Properties. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any Acquired Company or any of their Assets and Properties. None of the Assets and Properties of any Acquired Company is an asset or property that the Parent or any of its Affiliates is or will be required to treat as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 or
     (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No election has been made under Section 815(d)(1) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Deficit Reduction Act of 1984. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to any Acquired Company or any of their Assets and Properties.

               (f) No Acquired Company has agreed to or is required to make any material adjustment pursuant to Section 481(a) or 807(f)(1) of the Code (or any predecessor provision) by reason of any change in any accounting method or change in basis for determining the reserves of such company or otherwise, and no Acquired Company has any application pending with any taxing authority requesting permission for any changes in any accounting method or in the basis for determining reserves of any of them. Except as may apply to the industry generally, the IRS has not proposed any such adjustment or change in accounting method or in the basis of determining reserves of any of them.

               (g) No Acquired Company has been or is in material violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws). Each Acquired Company has duly and timely withheld in all material respects from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

               (h) Except as disclosed in Section 3.11(h) of the Company Disclosure Schedule, no Acquired Company is a party to, is bound by, or has any obligation under, any tax allocation agreement, tax sharing agreement, or tax indemnification agreement.

               (i) No Acquired Company has made any direct, indirect or deemed distributions that have been or to the Knowledge of Company, could be taxed under Section 815 of the Code.

               (j) For any open tax years, all ceding commission expenses paid or accrued by Company Insurance Subsidiaries in connection with any reinsurance arrangement or Contract or transaction have been capitalized and amortized over the life or lives of such reinsurance arrangement or Contract in accordance with the decision of the United States Supreme Court in Colonial American Life Insurance Company v. Commissioner of Internal Revenue, 109 S.Ct. 240 (1989) or, in the case of any such expense incurred on or after September 30, 1990, in accordance with Sections 848 and 197 of the Code.

               (k) No material Liabilities have been proposed in connection with any audit or other proceeding by any U.S. or foreign court, governmental or regulatory authority, or similar person with respect to any Taxes due from any Acquired Company or Tax Return filed by or relating to any Acquired Company, other than those that are disclosed in Section 3.11(k) of the Company Disclosure Schedule which are being contested in good faith and adequate reserves therefor have been established in the Acquired Companies books and records.

               (l) Each reserve item with respect to each Acquired Company set forth in its respective 1996 Federal income tax return was determined in all material respects in accordance with
     Section 807 of the Code or other applicable Code Sections, and has been consistently applied with respect to the filing of the Federal income tax returns for all years through December 31, 1995 for which the statute of limitations has not expired, and will be consistently applied for any Tax Return filed on or prior to the Closing Date.

               (m) As of December 31, 1996, no Acquired Company had and during the period from December 31, 1996 through the Closing Date will have, any Tax Liability in respect of Taxes to any stockholder of the Company or any of such stockholder's Affiliates that resulted or will result from a transaction with an Affiliate prior to the Closing Date that would require payment after December 31, 1996.

               (n) The Company Insurance Subsidiaries satisfy the definition of life insurance company under Section 816 of the Code.

               (o) All material elections with respect to Federal income Taxes affecting the Acquired Companies are set forth in
     Section 3.11(o) of the Company Disclosure Schedule.

               (p) Except as set forth in Section 3.11(p) of the Company Disclosure Schedule, there is no valid power of attorney given by or binding upon any of the Acquired Companies with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

               (q) There are no intercompany transactions within the meaning of Treasury Regulations section 1.1502-13 for which gain has been deferred, and there are no excess loss accounts as described in Treasury Regulations section 1.1502-19 that exist with respect to any of the Acquired Companies.

               (r) None of the Acquired Companies is a party to or otherwise subject to any arrangement entered into in anticipation of the Closing and not required by this Agreement, (i) having the effect of or giving rise to the recognition of a deduction or loss before the Closing Date, and a corresponding recognition of taxable income or gain after the Closing Date, or (ii) that would reasonably be expected to have the effect of or give rise to the recognition of taxable income or gain by any Acquired Company after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

               (s) Section 3.11(s) of the Company Disclosure Schedule sets forth the amount of any existing policyholders surplus account and shareholders surplus account with respect to the Acquired Companies within the meaning of Section 815 of the Code.

               (t) Except for federal income Tax Returns, the Acquired Companies do not file or join in filing any consolidated, unitary, combined or similar Tax Returns with any corporation.

               (u) None of the Acquired Companies has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (v) The Company has filed, as a common parent corporation of an "affiliate group" (within the meaning of Section 1504(a) of the Code) a consolidated return for federal income tax purposes on behalf of itself and each other Acquired Company which is an "includible corporation" (within the meaning of Section 1504(b) of the Code). The Company and each of the Acquired Companies have not been members of any other affiliated group of corporations within the meaning of Section 1504 of the Code.

               (w)  The Company is not and has not been a United
     States real property holding company (as defined in Section
     897(c)(2) of the Code) during the applicable period specified in
     Section 897(c)(1)(ii) of the Code.

               (x) All transactions which could give rise to a substantial understatement of federal income tax (within the meaning of Section 6662(d) of the Code) were adequately disclosed (or, with respect to Tax Returns filed before the Closing will be adequately disclosed) on the Tax Returns required in accordance with Section 6662(d)(2)(B) of the Code.

               SECTION 3.12 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 (the "Company 10-K") or in Section 3.12 of the Company Disclosure Schedule:

               (a) There are no actions, suits, investigations or pending, or, to the Knowledge of Company, threatened, against any Acquired Company or its Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on the Company; and no event, fact or circumstance has arisen or occurred (other than claims for benefits under insurance policies and annuities in force) Known to the Company that would likely result in the commencement of any action, suit, proceeding or investigation, against any Acquired Company or any of its Assets and Properties, at law or in equity, in, before, or by any Person that individually involves a claim or claims for any injunction or similar relief or for damages exceeding $250,000 or an unspecified amount of damages, or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on such Acquired Company.

               (b) There are no writs, judgments, decrees or similar orders of any Governmental Entity with competent jurisdiction outstanding against any Acquired Company that individually exceed $100,000 or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on the Company.

               (c) There is no suit, action or proceeding before any Governmental Entity with competent jurisdiction pending, or, to the Knowledge of the Company, threatened, against any Acquired Company that expressly seeks to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

               SECTION 3.13  Compliance with Laws; Regulatory Filings.

               (a) To the Knowledge of the Company, the business of the Acquired Companies is being conducted in compliance in all material respects with all applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

               (b) Each Acquired Company has all material permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents (each of which, a "Permit") in each jurisdiction (as listed in Section 3.13(b) of the Company Disclosure Schedule) in which the Acquired Companies require Permits by virtue of the business conducted or the properties owned is required and which are necessary to conduct of its business as it is currently conducted. The business of the Acquired Companies has been and is being conducted in compliance, in all material respects, with all such Permits. To the Knowledge of the Company, all such Permits are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit. No Acquired Company is operating under any formal or informal agreement or understanding with the regulatory authority of any state which restricts its authority to do business or requires any Acquired Company to take, or refrain from taking, any action otherwise permitted by law. No Acquired Company is a "commercially domiciled insurer" for purposes of Section 1215.13 of the California Insurance Code.

               (c) The Acquired Companies have made available for inspection by Parent complete copies of all material registrations, filings and submissions made since January 1, 1995 by the Acquired Companies with any Governmental Entity and any material reports of examinations issued since January 1, 1995 by any such Governmental Entity that relate to the Acquired Companies. To the Knowledge of the Company, the Acquired Companies have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Material Adverse Effect on the Company; and, to the Knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

               (d) To the knowledge of the Company, all outstanding insurance and annuity Contracts issued, reinsured or underwritten by the Company Insurance Subsidiaries are, to the extent required under applicable Laws in all material respects, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection, and have been filed or registered as required with all other applicable governmental authorities.

               (e) Neither the Company nor the Company Insurance Subsidiaries has received any information which would reasonably cause it to believe that the financial condition of any other party to any material reinsurance, coinsurance, or other similar Contracts with the Company is so impaired as to result in a default thereunder.

                (f) Except as set forth on Section 3.13 of the Company Disclosure Schedule, no Real Estate has been used for the storage, treatment, generation, transportation, manufacture, processing, handling, production, distribution, deposit, burial, use, or disposal of any Hazardous Substance except in compliance with Environmental Laws, no Acquired Company has any material liability arising out of or resulting from a Release of any Hazardous Substance on or from any Real Estate and each Acquired Company has complied in all material respects with all applicable Environmental Laws relating to Real Estate and the business, activities and processing respectively conducted thereon.

               (g) (i) Section 3.13(g) of the Company Disclosure Schedule contains a true and complete list of (A) each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by any Acquired Company to, or maintained or sponsored for the benefit of any employees of, any other Person, and (B) each determination letter relating to the creation or amendment of any such plan or Contract. Each such plan or Contract in all material respects conforms with, and has been offered, sold, maintained and sponsored in accordance with, all applicable Laws. No Acquired Company is a fiduciary with respect to any plan or Contract referenced in this Section 3.13.

                    (ii) No Acquired Company provides administrative or other contractual services for any plan or Contract referenced in Section 3.13(g)(i), including, but not limited to, any third party administrative services for any Plan or Parent Plan (as defined in Section 3.14) which is an "employee welfare benefit plan" within the meaning of
          Section 3(1) of ERISA.

                    (iii) To the extent that any Acquired Company maintains any collective or commingled funds or accounts which restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in Section 3.13 of the Company Disclosure Schedule) has been established, maintained and operated in accordance with all applicable Laws in all material respects, has maintained its tax-exempt status and has no non-qualified plans or trusts or other taxable entities investing within it.

                    (iv)  In addition to the representations and
          warranties contained in this Section 3.13 hereof, there are no claims pending, or (to the Knowledge of the Company) threatened against any Acquired Company or any of their respective Assets or Properties, under any fiduciary liability insurance policy issued by or to any of them that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on any Acquired Company.

               (h) No insurance contracts or insurance policies (including without limitation annuity contracts, variable annuity contracts, and modified guaranteed contracts) issued by the Company Insurance Subsidiaries fail to comply with the applicable provisions of Sections 72, 817, 817A, 7702 and 7702A of the Code.

               (i) The tax treatment under the Code of all insurance annuity of investment policies, plans or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar of related policy, contract, plan or product, whether individual, group or otherwise, issued or sold by the Company Insurance Subsidiaries is and at all times has been in all material respects the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase, except for changes resulting from changes to the Code effective after the date of such issuance or purchase. For purposes of this Section 3.13(i), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 89, 101, 104, 105, 106, 125, 130, 401, 402,
     403, 404, 408, 412, 415, 419, 419A, 457, 501, 505, 817, 818, 7702
     and 7702A of the Code.

               SECTION 3.14 Benefit Plans; ERISA. (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA), bonus, deferred compensation, stock option, stock purchase or other equity compensation plan, program or arrangement, each employment, termination or severance agreement or plan, incentive compensation or other agreement, whether written or oral, in each case, which is sponsored, maintained or contributed to or required to be contributed to by the Company or any other Acquired Company at any time during the seven-calendar year period immediately preceding the Closing Date for the benefit of employees or directors of the Company or any other Acquired Company or former employees or directors of the Company or any other Acquired Company (collectively, the "Plans") is listed at
     Section 3.14(a) of the Company Disclosure Schedule. Except as may be required by applicable Law or regulatory action, neither the Company, nor any Acquired Company, nor any of their respective Affiliates, has any Contract, plan or commitment, whether legally binding or not, to create any additional Plan or to modify or change any existing Plan.

               (b) With respect to each Plan, the Company has made available to, or delivered or caused to be delivered to, Parent and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto or, if the Plan is not a written Plan, a description thereof; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the most recently prepared financial statements; and (vii) all material related to contracts, service provider agreements and investment management and investment advisory agreements.

               (c) Except as disclosed at Section 3.14(c) of the Company Disclosure Schedule and except for the Financial Benefit Group, Inc. Employee Stock Ownership Plan (the "FBGESOP"), each Plan is in material compliance with applicable Law, including but not limited to ERISA and the Code, and has been administered and operated in all material respects in accordance with such applicable Law and the terms of the Plan. Except for the FBGESOP, each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. Other than with respect to those matters (the "FBGESOP Matters") that have been specifically disclosed to the IRS in writing in connection with the Company's application, dated as of July 1996, under the Employee Plan Closing Agreement Program ("CAP"), the FBGESOP is qualified under Section 401 of the Code. The Company anticipates finalizing a closing agreement pursuant to the requirements of Rev. Proc. 94-16 to the effect that (x) the total non-deductible sanction payable as a result of the tax qualification defects in the FBGESOP will not exceed $10,000, and (y) provided that the Company corrects the defects in the FBGESOP, the IRS will treat the FBGESOP as tax-qualified and in compliance with the requirements of Section 401(a) of the Code. Except as disclosed at Section 3.14(c) of the Company Disclosure Schedule, other than with respect to the FBGESOP Matters, all trusts maintained under the Plans are exempt from taxation under Section 501(a) of the Code.

               (d) Except as disclosed at Section 3.14(d) of the Company Disclosure Schedule, no Plan is or has been covered by
     Section 302 or Title IV of ERISA or is or has been subject to the minimum funding requirements of Section 412 of the Code. No liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course of PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with the Company or any other Acquired Company pursuant to
     Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is not a Plan.

               (e) Full payment has been made of all amounts which the Company or any other Acquired Company were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due).

               (f) Except as disclosed at Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any other Acquired Company nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 409 of ERISA or a Tax pursuant to Section 4975(a) of the Code. Except as disclosed at Section 3.14(f) of the Company Disclosure Schedule, no Plan or related trust owns any securities in violation of Section 407 of ERISA.

               (g)  No Plan provides medical, surgical,
     hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Acquired Companies or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (h) To the Knowledge of the Company, each Plan subject to the requirements of Section 601 of ERISA has been operated in material compliance therewith.

               (i) Except as disclosed at Section 3.14 of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (x) entitle any current or former director, employee or officer of the Company or any other Acquired Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, employee or officer.

               (j) Except as disclosed at Section 3.14(j) of the Company Disclosure Schedule, no liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the Knowledge of the Company, is threatened or anticipated, by or against the Company or any other Acquired Company with respect to any Plan (other than for benefits payable in the ordinary course).

               SECTION 3.15  Properties.  Except as disclosed in
     Section 3.15 of the Company Disclosure Schedule (with the paragraph references specified below):

               (a)  Each of the Acquired Companies:

                    (i)  has good and valid title to all of its
               properties, assets and other rights that do not constitute real property, free and clear of all Liens;

                    (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid ownership, interests or rights do not, individually or in the aggregate, have a Material Adverse Effect on the Company;

                    (iii) owns and has good and marketable title in fee simple to the real property owned by such party, free and clear of all Liens; and

                    (iv) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party.

               (b) Each Acquired Company has the nonexclusive right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement Known to the Company, or other Liens:

                    (i) all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, and service marks that are used in the conduct of its business, operations, or affairs (of which a true and complete list and description has been made available to Parent); and

                    (ii) all material computer software, programs, and similar systems owned by or licensed to such Acquired Company or used in the conduct of its business, operations, or affairs (of which a true and complete list and description). To the Company s Knowledge, no Acquired Company is in conflict with or in violation or infringement of, nor has any Acquired Company received any notice of any conflict with or violation or infringement of or any claimed conflict with any asserted rights of any other Person with respect to any intellectual property or any material computer software, programs, or similar systems.

               SECTION 3.16  Investments.

               (a) The Statutory Financial Statements of the Company set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the Company Investments ) owned by the Company Insurance Subsidiaries as of December 31, 1996, together with the cost basis, book or amortized value, as the case may be, as of December 31, 1996. Section 3.16(a) of the Company Disclosure Schedule sets forth a list, which list is accurate and complete in all material respects, of all Company Investments by Company Insurance Subsidiaries at June 30, 1997. All transactions in Company Investments by each of the Company Insurance Subsidiaries from June 30, 1997 to the date hereof have complied in all material respects with the investment policies of such Company Insurance Subsidiary and all applicable insurance laws and regulations.

               (b) Except as set forth in the Statutory Financial Statements of the Company, the Company Insurance Subsidiaries have good and marketable title to the Company Investments listed in the Statutory Financial Statements of the Company or acquired in the ordinary course of business since June 30, 1997, other than with respect to those Company Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than Permitted Liens or with respect to statutory deposits which are subject to certain restrictions on transfer.

               SECTION 3.17 Contracts. Section 3.17 of the Company Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to Parent, together with all amendments thereto) to which any of the Acquired Companies is a party or by which any of the Assets and Properties of any of the Acquired Companies is bound:

               (a) All employment, agency, consultation, contracts for services or other Contracts of any type (except insurance and annuity Contracts or Plans including, without limitation, loans or advances) with any present Company Employee, if there exists any present or future liability with respect to such Contract, whether now existing or contingent) other than (i) Contracts terminable without penalty or other Liability upon 30 days or less notice, (ii) Contracts with consultants and similar representatives who do not receive compensation of $100,000 or more per year, (iii) employment or agency Contracts not containing terms which are unduly burdensome to any of the Acquired Companies with agents who do not receive compensation of $100,000 or more per year, and (iv) agency Contracts not on the standard form, copies of which have been made available to Parent;

               (b) All Contracts with any Person containing any provision or covenant limiting the ability of any Acquired Company to engage in any line of business or to compete with or to obtain products or services from any Person or is a party thereto, limiting the ability of any Person to compete with any Acquired Company;

               (c) All material partnership, joint venture, profit-sharing, or similar Contracts with any Person except for any such arrangement disclosed in the December 31, 1996 Annual Statement (and the notes thereto) and Plans;

               (d) All Contracts relating to the borrowing of money by any Acquired Company or to the direct or indirect guarantee by any Acquired Company of any obligation for borrowed money in excess of $500,000 in the aggregate or any other Liability in respect of indebtedness of any other Person, including without limitation any Contract relating to (i) the maintenance of compensating balances that are not terminable by the Acquired Company without penalty or other Liability upon not more than 60 calendar days' notice, (ii) any line of credit or similar facility, (iii) the payment for property, products, or services of any other Person even if such property, products, or services not conveyed, have not yet been delivered, or rendered, or (iv) the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; and Section 3.17(d) of the Company Disclosure Schedule contains a true and complete list of any requirements for consents or approvals of creditors needed for the Company to consummate the transactions contemplated hereby;

               (e) All leases or subleases of real property used in the business, operations, or affairs of the Company, and all other material leases, subleases, or rental or use Contracts for which the Company is liable;

               (f) All Contracts relating to the future disposition or acquisition of any material Assets or Properties of any Person or of any interest in any business enterprise (other than the disposition or acquisition of material Assets or Properties (including Company Investments) in the ordinary course of business and consistent with past practice);

               (g) All Contracts or arrangements (including without limitation those relating to allocation of expenses, personnel, services, or facilities) with any Company Affiliate involving annual payments of more than $100,000;

               (h) All material reinsurance, coinsurance, or other similar Contracts, and all trust agreements or other security agreements related thereto, indicating, with respect to each group of such Contracts (by reinsurer or coinsurer) or security agreement, the information required to be disclosed in Schedule S of an Annual Statement;

               (i) All outstanding proxies, powers of attorney, or similar delegations of authority, except for powers of attorney for the service of process pursuant to applicable insurance or corporate Laws;

               (j) All Contracts for the provision of administrative services by or to any Acquired Company;

               (k) All material Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by an Acquired Company, without penalty or other Liability, within three months after March 31, 1998; and

               (l) All other Contracts (other than insurance and annuity Contracts and Contracts terminable without penalty or other Liability upon 90 days or less notice) not otherwise disclosed in the Company Disclosure Schedule that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to any of the Acquired Companies of more than $250,000 individually or $500,000 in the aggregate or that are otherwise material to the Company.

               Each Contract disclosed or required to be disclosed in the Company Disclosure Schedule pursuant to this Section 3.17, is in full force and effect and constitutes a valid, and binding obligation of any of the Acquired Companies and of each other Person that is a party thereto in accordance with its terms subject to equitable rights and the rights of creditors; and (to the Knowledge of the Company) none of the Acquired Companies nor any other party to such Contract has materially violated, breached or defaulted under any such Contract (or with or without notice or lapse of time or both, would be in material violation or breach of or default under any such Contract). Except as disclosed in Section 3.17 of the Company Disclosure Schedule and excluding Contracts that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to any of the Acquired Companies of less than $100,000 or that are otherwise not material to the Company, none of the Acquired Companies is a party to or bound by any Contract that was not entered into in the ordinary course of business and consistent with past practice. None of the Acquired Companies is a party to or bound by any collective bargaining or similar labor Contract.

               SECTION 3.18 Threats of Cancellation. Except as disclosed in Section 3.18 of the Company Disclosure Schedule, since December 31, 1996, and to the Knowledge of the Company to June 30, 1997, no group of policyholder Affiliates or Persons writing, selling, or producing, either directly or through reinsurance assumed, insurance business that individually or in the aggregate for each such group or Person, respectively, accounted for 3% or more of the premium or annuity income of the Company Insurance Subsidiaries for the year ended December 31, 1996, has terminated or threatened to terminate its relationship with the Company Insurance Subsidiaries.

               SECTION 3.19 Operations Insurance. Section 3.19 of the Company Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or affairs of and Acquired Company or affect or relate to the ownership, use, or operations of any of their respective Assets and Properties and
     (a) that have been issued to such Acquired Company (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or (b) that are held by any Affiliate of the Company (including any stockholder of the Company) for the benefit of any Acquired Company following the Closing. All such insurance is in full force and effect and (to the Knowledge of the Company) is with financially sound and reputable insurers and, in light of the business, operations, and affairs of the Acquired Companies, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

               SECTION 3.20 Related Party Transactions. Except for the transactions described in Section 3.20 of the Company Disclosure Schedule, all transactions involving the Acquired Companies that are required to be disclosed in the Company 10-K in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of the Company, since
     December 31, 1996, none of the Acquired Companies has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

               SECTION 3.21 Brokers; Schedule of Fees and Expenses. Goldman, Sachs & Co. ("Goldman Sachs"), a copy of whose engagement agreement has been provided to Parent, and Bush-O'Donnell & Co., Inc. ("Bush-O'Donnell"), a copy of whose engagement agreement has been provided to Parent, are each entitled to fees from the Company in accordance with the provisions of said engagement agreements by virtue of the transactions contemplated hereby. Except for Goldman Sachs and Bush-O'Donnell, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

               SECTION 3.22 Disclosure. To the Company s Knowledge, neither the representations and warranties set forth in this
     Article III nor any certificate required to be furnished by the Company to Parent or Sub in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact concerning any of the Acquired Companies or omits to state a material fact concerning any of the Acquired Companies necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

               SECTION 3.23 Voting Requirements. The approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

               SECTION 3.24  SEC Documents; Undisclosed Liabilities.

               (a) The Company has filed all required reports, forms and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of its date, each Company SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. To the Company s Knowledge, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

               (b) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods indicated (except as may be indicated in the notes filed as a part thereof) and fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents, neither the Company nor any other Acquired Company has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company and the consolidated other Acquired Companies or in the notes filed as a part thereof (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) against, relating to, or affecting any Acquired Company as of June 30, 1997 exceeding $1 million in the aggregate. None of the Acquired Companies (other than the Company) is independently subject to the informational reporting requirements of Section 13 of the Exchange Act.

               SECTION 3.25 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (or such other form as deemed appropriate) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company Special Meeting and the Parent Special Meeting (as defined in Section 7.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

               SECTION 3.26 Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Goldman Sachs, dated the date of this Agreement, that, as of such date, the Merger Consideration is fair from a financial point of view to the Company's stockholders, a signed copy of which has been delivered to Parent.

               SECTION 3.27 State Takeover Statute. The Merger is not a control share acquisition subject to the provisions of the Kansas Control Share Acquisition Act (KSA 17-1286 et seq.), as such term is defined by such Act.

               SECTION 3.28 Indenture. The Company is in compliance with all covenants set forth in the Indenture pursuant to which the Company Convertible Debentures were issued, and no Fundamental Change (as defined in the Indenture) has occurred or will occur as a result of the consummation of the Merger. The Company Board of Directors has adopted resolutions authorizing the redemption of the Company Convertible Debentures pursuant to
     Section 1102 of the Indenture. For the 20 consecutive Trading Days (as defined in the Indenture) ended September 19, 1997, the average closing price of the Company Common Stock has exceeded 135% of the Conversion Price (as defined in the Indenture). The Company Convertible Debentures may be redeemed pursuant to
     Section 1102 of the Indenture provided that notices of redemption (the "Redemption Notices") with respect thereto are given prior to September 26, 1997.

               SECTION 3.29. Certain Company Information. No IMO doing business with any of the Company Insurance Subsidiaries produced more than 5%, and no individual agent of the Company Insurance Subsidiaries produced more than 1%, of the premiums written by the Company Insurance Subsidiaries, neither (i) during the period beginning January 1, 1997 through the date hereof (except as disclosed in Section 3.29(b) of the Company Disclosure Schedule) nor (ii) from the date hereof to the Closing Date (except as disclosed by the Company to Parent in writing prior to Closing).

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.

               Parent and Sub each jointly and severally represent and warrant to the Company that, as of the date hereof and the Closing Date:

               SECTION 4.01 Organization, Standing and Corporate Power. Parent and Sub are each corporations duly organized, validly existing and in good standing under the laws of the states of Iowa and Kansas, respectively, and have the requisite power and authority to carry on its business as now being conducted. Parent and Sub are duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Parent. Parent and Sub have each made available to the Company complete and correct copies of their respective Articles of Incorporation and By-laws and, to the extent requested by the Company, the certificates of incorporation and by-laws or comparable organization documents of each of the "significant subsidiaries" within the meaning of Rule 1-02 of Regulation S-X of the SEC of Parent (the Parent Subsidiaries ), in each case as amended to the date of this Agreement. Neither Parent nor Sub is in violation of any provision of its Articles of Incorporation or By-laws, except to the extent that such violations would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

               SECTION 4.02 Subsidiaries of Parent. Section 4.02 of the Parent Disclosure Schedule lists each Parent Subsidiary and the ownership or interest therein of Parent as of the date hereof. Except as set forth in Section 4.02 of the Parent Disclosure Schedule, all the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Parent or by another Parent Subsidiary, free and clear of all Liens.

               SECTION 4.03 Authority of Parent and Sub. Each of Parent and Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, subject to the conditions set forth in this Agreement. The Board of Directors of the Parent and the Sub, respectively, has unanimously approved this Agreement and the transactions contemplated hereby and the Board of Directors of Parent has resolved to recommend to the stockholders of Parent that they approve the issuance of the Parent Common Stock in connection with the Merger. The execution and delivery of this Agreement by the Parent and Sub and the consummation by the Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and Sub, respectively, subject to Parent Stockholder Approval. This Agreement has been duly executed and delivered by the Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Parent and Sub, enforceable against the Parent and Sub in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

               SECTION 4.04 No Conflicts or Violations. Except as set forth in Section 4.04 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and by Sub do not, and the performance by Parent and by Sub of their respective obligations under this Agreement will not:

               (a) violate any term or provision of any applicable Law or any writ, judgment, decree, injunction, or similar order naming Parent or Sub and Known to Parent or Sub;

               (b) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or by-laws of Parent or Sub;

               (c) result in the creation or imposition of any Lien upon Parent or Sub or any of their respective Assets and Properties;

               (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Parent or Sub is a party or by which any of their respective Assets or Properties may be bound (other than pursuant to the Revolving Credit and Term Loan Agreement, dated as of December 11, 1996, among Parent, certain signatory Banks thereto and The Chase Manhattan Bank (the "Parent Credit Agreement"); or

               (e) require Parent or Sub to obtain any other consent, approval, or action of, or make any filing with or give any notice to, any Person (including pursuant to any Laws);

     except (i) as contemplated or disclosed in Sections 4.03, 4.04 and 4.05 hereof or the sections of the Parent Disclosure Schedule relating thereto, and (ii) those violations, conflicts, Liens, breaches, defaults and rights which do not individually or in the aggregate with any other such matters, have a Material Adverse Effect on the Parent or Sub.

               SECTION 4.05 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent, the Company and Sub under the HSR Act, (ii) the filing with the SEC of the Proxy Statement and the Form S-4,
     (iii) the filing of the Certificate of Merger with the Kansas Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) such as may be required by any applicable state securities or "blue sky" laws, (v) such filings, consents or approvals with or from the Iowa Insurance Commission and such other state insurance commissions and similar agencies as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vi) such filings with the Nasdaq as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vi) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, (x) as may be required under the laws of any foreign country in which Parent or any Parent Subsidiary conducts any business or owns any property or assets, (y) as are set forth in Section 4.05 of the Parent Disclosure Schedule or
     (z) that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

               SECTION 4.06 Books and Records. The corporate minute books of Parent, Sub and each Parent Subsidiary are complete and accurate in all material respects and have been made available to the Company.

               SECTION 4.07  SEC Documents; Undisclosed Liabilities.

               (a) Parent has filed all required reports, forms and other documents with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of its date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. To Parent s Knowledge, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document.

               (b) The consolidated financial statements of the Parent included in the Parent SEC Documents complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Parent as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.09) or in Section 4.07 of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries or in the notes filed as a part thereof and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

               (c) None of the Parent Subsidiaries is independently subject to the informational reporting requirements of the Exchange Act.

               SECTION 4.08 Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company Special Meeting and the Parent Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

               SECTION 4.09 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), or as set forth in Section 4.09 of the Parent Disclosure Schedule, from December 31, 1996 to the date of this Agreement, Parent has conducted its business only in the ordinary course and there has not been, occurred or arisen:

               (a) any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the Parent;

               (b) any declaration, setting aside, or payment of any dividend (other than Parent's regular quarterly dividend) or other distribution in respect of the capital stock of Parent or Sub or any direct or indirect redemption, purchase or other acquisition by Parent of any such stock or of any interest in or right to acquire any such stock;

               (c) any amendment, termination, waiver, disposal or lapse of, or other failure to preserve, or regulatory agreement with respect to any Permit of the Parent or any Parent Subsidiary the result of which individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the Parent; or

               (d) any binding agreement for the sale, merger or transfer of Parent or any Parent Subsidiary or substantially all of the assets or business thereof.

               SECTION 4.10  Capitalization.

               (a) The authorized capital stock of Parent consists of 145,000,000 shares, of which 75,000,000 shares are shares of Series A Common Stock, no par value, of Parent ("Parent Common Stock"), 45,000,000 shares are shares of Series B Common Stock, no par value, of Parent common stock ("Series B Common Stock") and 20,000,000 shares of preferred stock, ("Parent Preferred Stock"). As of September 1, 1997, there were outstanding 18,155,989 shares of Parent Common Stock, 5,000,000 shares of Series B Common Stock, no shares of Parent Preferred Stock and Parent Options to purchase 664,000 shares of Parent Common Stock.

               (b) All outstanding shares of capital stock of Parent and each Parent Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and all outstanding shares of capital stock of Parent are free of preemptive rights. Except as set forth in this Section 4.10, as of the date of this Agreement, there are outstanding (i) no other shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent and (iii) no other options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

               (c) As of the date of this Agreement, the authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

               SECTION 4.11  Financial Statements.

               (a) Parent has made available to the Company true and complete copies of the following financial statements (the
     "Parent Financial Statements"):

                    (i) audited (A) annual GAAP Statements for Parent and (B) Annual Statements for AmerUs Life Insurance Company, (the Parent Insurance Subsidiary ), for each of the years ended December 31, 1994, 1995, and 1996, including all the notes thereto (or such shorter period as such entity has existed); and

                    (ii) unaudited (A) quarterly GAAP Statements for Parent and (B) Quarterly Statements for the Parent Insurance Subsidiaries, for each of the first three quarters of each of 1995 and 1996, and the first two quarters of 1997, including all the notes thereto (or such shorter period as such entity has existed).

               (b) Each such Parent Financial Statement (and the notes thereto), and each GAAP Statement and Quarterly Statement made available by Parent pursuant to Section 4.11(a), including without limitation each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained therein was prepared in accordance with SAP ("SAP Statements") or GAAP ("GAAP Statements"), respectively, except as may be otherwise indicated in notes filed as a part thereof, as the case may be, presents fairly in all material respects, the financial condition and results of operations and cash flows of the Parent and its consolidated subsidiaries or the Parent Insurance Subsidiaries, as the case may be, as of the respective dates thereof or for the respective periods presented therein, subject, in the case of quarterly statements, to normal year end adjustments. Each SAP Statement complied in all material respects with all applicable Laws when filed with the applicable insurance regulatory authority, and any deficiencies known to Parent with respect to any such SAP Statement have been cured or corrected to the satisfaction of such insurance regulatory authority.

               (c) Except as indicated on Section 4.11 of the Parent Disclosure Schedule, Parent has not received written notice from the Iowa Commissioner of Insurance ("ICI") asserting any deficiency with respect to such SAP Statements.

               (d) Since June 30, 1997, the Parent Insurance Subsidiaries have filed all reports and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with state insurance regulatory authorities (the "Parent Insurance Subsidiaries Filings"), and all of the Parent Insurance Subsidiaries Filings prior to the date hereof complied, and all such filings made hereafter prior to the Effective Time will comply, in all material respects with applicable insurance laws, rules and regulations, and, except as disclosed in Section 4.11 of the Parent Disclosure Schedule, there are no material open or unresolved issues which were raised by any insurance or securities regulatory authority and brought to the attention of the Parent by such regulatory authority with respect to any of such filings.

               (e) Except where such would not reasonably be expected to have a Material Adverse Effect on Parent, (i) Parent has no reason to believe that any material amount recoverable pursuant to Reinsurance Agreements is not fully collectible in due course, and (ii) Parent Insurance Subsidiaries are entitled to take full credit in their SAP Statements pursuant to applicable insurance laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement.

               SECTION 4.12  Reserves.

               (a) All Reserve Liabilities as established or reflected in the SAP Statements of the Parent Insurance Subsidiaries were determined in accordance with generally accepted actuarial standards consistently applied, are fairly stated in accordance with sound actuarial principles, are based on actuarial assumptions that are in accordance with those called for by the provisions of the related insurance and annuity Contracts and in the related reinsurance, coinsurance and other similar Contracts of the Parent Insurance Subsidiaries, and meet in all material respects the requirements of the insurance Laws of its state of domicile. Adequate provision for all such Reserve Liabilities have been made (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of the Company Insurance Subsidiaries under all insurance and annuity Contracts under which the Company Insurance Subsidiaries have any liability (including without limitation any liability arising under or as a result of any reinsurance, coinsurance or other similar Contract) on the respective dates of such SAP Statement based on then current information regarding interest earnings, mortality and morbidity experience, persistency and expenses. The Company Insurance Subsidiaries own assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such Reserve Liabilities; and

               (b) Adequate provision has been made for all estimated losses, settlements, costs and expenses from pending suits, actions and proceedings included in the December 31, 1996 Annual Statement and the latest Quarterly Statements, and the reserves and accrued Liabilities relating thereto were determined in accordance with SAP and Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board.

               SECTION 4.13  Taxes. Except as disclosed in Section
     4.13 of the Parent Disclosure Schedule:

               (a) All Tax Returns required to be filed with respect to Parent and each Parent Subsidiary have been duly and timely filed, other than any Tax Returns the failure of which to timely file would not reasonably be expected to have a Material Adverse Effect on Parent. Except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent (x) all such Tax Returns are true, correct and complete in all material respects and (y) each of Parent and each Parent Subsidiary (i) has duly and timely paid all Taxes that are shown as due, or claimed or asserted by any taxing authority to be due, from such company for the periods covered by such Tax Returns and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or (ii) has duly provided for all such Taxes in the applicable financial statements, and in the SAP or GAAP Statements, in the case of Parent Insurance Subsidiaries.

               (b) Except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent, with respect to any period or any portion thereof through the Closing for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Parent and each Parent Subsidiary has made due and sufficient current accruals for such Taxes in accordance with SAP in the case of Parent Insurance Subsidiaries or otherwise in accordance with GAAP, and such current accruals through the Closing are duly and fully provided for in the SAP or GAAP Statements of such company for the period then ended.

               SECTION 4.14 Litigation. Except as disclosed in the Parent Filed SEC Documents or in Section 4.14 of the Parent
     Disclosure Schedule:

               (a) There are no actions, suits, investigations or pending, or, to the Knowledge of Parent, threatened, against Parent or any Parent Subsidiary or its Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on the Parent.

               (b) There are no writs, judgments, decrees or similar orders of any Governmental Entity with competent jurisdiction outstanding against Parent or any Parent Subsidiary that individually exceed $100,000 or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on the Parent.

               As of the date of this Agreement, except as disclosed in the Parent Filed SEC Documents, there is no suit, action or proceeding of any Governmental Entity with competent jurisdiction and pending, or, to the Knowledge of the Parent, threatened, against Parent or any Parent Subsidiary that expressly seeks to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

               SECTION 4.15  Compliance with Laws; Regulatory Filings.

               (a) The business of Parent and the Parent Subsidiaries is being conducted in compliance in all respects with all applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all respects and were in compliance in all respects with such laws, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

               (b) Except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, (i) Parent and the Parent Subsidiaries have all Permits the use and exercise of which are necessary for the conduct of its business as now conducted, (ii) the business of Parent and the Parent Subsidiaries has been and is being conducted in compliance, in all material respects, with all such Permits, (iii) all such Permits are in full force and effect, and (iv) there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit.

               (c) Parent and the Parent Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, and, to the Knowledge of Parent, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed except where the failure to file, in the aggregate, would not have a Material Adverse Effect on Parent.

               (d) Except as set forth on Section 4.15 of the Parent Disclosure Schedule, and except where such would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and no Real Estate has been used for the storage, treatment, generation, transportation, manufacture, processing, handling, production, distribution, deposit, burial, use, or disposal of any Hazardous Substance except in compliance with Environmental Laws, neither Parent nor any Parent Subsidiary has any liability arising out of or resulting from a Release of any Hazardous Substance on or from any Real Estate and Parent and each Parent Subsidiary has complied in all material respects with all applicable Environmental Laws relating to Real Estate and the business, activities and processing respectively conducted thereon.

               SECTION 4.16  Properties.  Except as disclosed in
     Section 4.16 of the Parent Disclosure Schedule and except where such would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent and each of the Parent Subsidiaries:

               (a) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Liens, except for Permitted Liens;

               (b) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid ownership, interests or rights do not, individually or in the aggregate, have a Material Adverse Effect on Parent; and

               (c) owns and has good and marketable title in fee simple to the real property owned by such party, free and clear of all liens except Permitted Liens.

               SECTION 4.17  Investments.

               (a) The Statutory Financial Statement of Parent Insurance Subsidiary sets forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the Parent Investments ) owned by the Parent Insurance Subsidiaries as of December 31, 1996, together with the cost basis book or amortized value, as the case may be, as of December 31, 1996. All transactions in Parent Investments by each of the Parent Insurance Subsidiaries from December 31, 1996 to the date hereof have complied in all material respects with the investment policies of such Parent Insurance Subsidiary and all applicable insurance laws and regulations except where the failure to so comply does not, individually or in the aggregate, have a Material Adverse Effect on Parent.

               (b) Except as set forth in the Statutory Financial Statements of the Parent Insurance Subsidiaries and except where the failure to so comply does not, individually or in the aggregate, have a Material Adverse Effect on Parent, the Parent Insurance Subsidiaries have good and marketable title to the Parent Investments listed in the Statutory Financial Statements of the Parent Insurance Subsidiary or acquired in the ordinary course of business since December 31, 1996, other than with respect to those Parent Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than Permitted Liens or with respect to statutory deposits which are subject to certain restrictions on transfer.

               SECTION 4.18 Contracts. As of the date hereof, each Contract listed as a material contract (pursuant to Item 601(10) of Regulation S-K) in the Parent SEC Documents is in full force and effect and constitutes a valid, and binding obligation of the Parent or Parent Subsidiary and of each other Person that is a party thereto in accordance with its terms subject to equitable rights and the rights of creditors; and (to the Knowledge of Parent), neither Parent nor any Parent Subsidiary nor any other party to such Contract has materially violated, breached or defaulted under any such Contract (or with or without notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

               SECTION 4.19 Voting Requirements; Voting. The approval and adoption by Parent's stockholders of the issuance of shares of Parent Common Stock in connection with the consummation of the Merger ("Parent Stockholder Approval") as required by Nasdaq is the only vote of the holders of any class or series of Parent Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement. The Board of Directors of AmerUs Group Co., the holder of approximately 70% of the outstanding voting securities of Parent (the Group Shares ), has resolved to vote its shares of Parent Common Stock to approve the issuance of shares of Parent Common Stock in connection with consummation of the Merger.

               SECTION 4.20 Brokers; Schedule of Fees and Expenses. Donaldson, Lufkin & Jenrette and Fox-Pitt & Kelton Inc. are the only brokers, investment bankers, financial advisors or other persons entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, and such fee or commission is payable by Parent.

               SECTION 4.21 Benefit Plans; ERISA. Each Parent Plan (as defined below) is in material compliance with applicable Law, including but not limited to ERISA and the Code, and has been administered and operated in all material respects in accordance with such applicable Law and the terms of the Plan, except where the failure to so administer and operate such Plan would not reasonably be expected to have a Material Adverse Effect on the Parent. For purposes of this Agreement, the term "Parent Plan" shall mean each "employee benefit plan" (as defined in Section 3(3) of ERISA), bonus, deferred compensation, stock option, stock purchase or other equity compensation plan, program or arrangement, each employment, termination or severance agreement or plan, incentive compensation or other agreement, whether written or oral, in each case, which is sponsored, maintained or contributed to or required to be contributed to by the Parent or any Parent Subsidiaries at any time during the seven-year calendar year period immediately preceding the Closing Date for the benefit of employees or directors of the Parent or any Parent Subsidiaries or former employees or directors of the Parent or any Parent Subsidiaries. No liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course or PBGC insurance premiums) or Section 412(f) or (n) of the Code by an entity required to be aggregated with the Parent or any of its Affiliates pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any Parent Plan or "employee benefit plan" (as defined in Section 3(2)) which is not a Parent Plan.

               SECTION 4.22 Related Party Transactions. All transactions involving Parent that are required to have been disclosed in the Parent SEC Documents in accordance with Item 404 of Regulation S-K have been so disclosed, and to the Knowledge of Parent, since December 31, 1996, neither it nor any Parent Subsidiary has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item except for such transactions that are on economic terms no less favorable to Parent or any Parent Subsidiary, as the case may be, than Parent or such Parent Subsidiary would be able to obtain in a comparable arms'-length transaction with a Person that is not affiliated with Parent, or as have been disclosed in Section 4.22 of the Parent Disclosure Schedule.

               SECTION 4.23 Disclosure. To Parent's Knowledge, neither the representations and warranties set forth in this
     Article IV nor any certificate required to be furnished by the Parent, Parent Subsidiaries or Sub to the Company in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact concerning Parent, Parent Subsidiaries or Sub or omits to state a material fact concerning any of them necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

               SECTION 4.24 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

               The Company covenants and agrees with Parent that, at all times before the Closing, the Company will comply with all covenants and provisions of this Article V, except to the extent Parent may otherwise consent in writing, or to the extent otherwise required or permitted by this Agreement.

               SECTION 5.01 Contract and Regulatory Approvals. The Company will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals required by any applicable Contract to permit the consummation of the transactions contemplated hereby,
     (b) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required to permit the consummation of the transactions contemplated hereby (including without limitation any required approvals of the insurance regulatory authorities in Kansas, Florida, Michigan and Connecticut), (c) provide such other information and communications to such governmental and regulatory authorities as Parent or such authorities may reasonably request, and (d) cooperate with Parent and Sub in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of Parent or Sub to consummate the transactions contemplated hereby.

               SECTION 5.02 HSR Filings. The Company will (a) take promptly all actions necessary to make the filings required of it and the Acquired Companies under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Parent and Sub in connection with their filings under the HSR Act, and (d) request early termination of the applicable waiting period.

               SECTION 5.03 Conduct of Business. The Company will, and will cause the Acquired Companies to, conduct its and their respective businesses only in the ordinary course and consistent with past practice, except as otherwise provided in this Agreement or except as may be consented to by Parent in writing. Without limiting the generality of the foregoing:

               (a) The Company will use all commercially reasonable efforts permitted by this Agreement to and cause each of the Acquired Companies to (i) preserve intact its present business organization, field force, reputation, and policyholder, annuitant or customer relations, (ii) keep available the services of its present key officers, directors, employees, agents, consultants, and other similar representatives, (iii) maintain all Permits to do business in each jurisdiction in which it has such Permits, (iv) maintain in full force and effect all Contracts, documents, and arrangements set forth in Section 3.17 of the Company Disclosure Schedule, except to the extent they are terminated in the ordinary course of business, (v) maintain all of its Assets and Properties in current working order and condition, ordinary wear and tear excepted, (vi) continue all current marketing and selling activities relating to its business, operations, or affairs in accordance with its current marketing plan and applicable Law, and (vii) with respect to the Company Insurance Subsidiaries, maintain the rating classification, or its equivalent, assigned as of the date hereof to it by A.M. Best Company, Inc.

               (b) The Company will maintain, and will cause each of the Acquired Companies to maintain, their respective Books and Records in the usual manner and consistent with past practice and will not permit a material change in any applicable underwriting, investment, actuarial, financial reporting, or accounting practice or policy of each Acquired Company or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes (including without limitation, any practice, policy, assumption, or method relating to or affecting the determination of insurance or annuities in force, premium or investment income, Reserve Liabilities, or operating ratios with respect to expenses, losses, or lapses).

               (c) The Company will (i) prepare properly and file duly and validly all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to its business, operations, or affairs and (ii) pay in full and when due all Taxes indicated by such Tax Returns or otherwise levied or assessed upon it or any of its Assets and Properties, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that it is required to so withhold or collect and pay, unless reasonable reserves therefor have been established and reflected in its Books and Records. The Company will not make any tax election with respect to such Tax Returns without the consent of Parent, which consent shall not be unreasonably withheld. The Company shall not and shall not permit any Acquired Company to settle any material audit, make or change any material Tax election or file any amended Tax Return (except as provided in Section 3.11 of the Company Disclosure Schedule). At least 10 days prior to filing any income Tax Return or other material Tax Return relating to the Company or any Acquired Company, the Company shall deliver a copy of such Tax Return to Parent for Parent's review and comment. The Company will refrain from making, filing, or entering into (whether before or after the closing) any election, consent, or agreement described in
     Section 3.11(e) or Section 3.11(f) hereof with respect to any Acquired Company or any of their respective Assets and Properties.

               (d) The Company will cause (i) all Reserve Liabilities with respect to insurance and annuity Contracts established or reflected in the Books and Records of the Company Insurance Subsidiaries to be (A) established in accordance with the methods for establishing Liabilities and reserving methods followed by the Company Insurance Subsidiaries in the preparation of the December 31, 1996 Annual Statement and (B) adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other Liabilities of the Company Insurance Subsidiaries under all insurance and annuity Contracts pursuant to which the Company Insurance Subsidiaries has or will have any liability (including without limitation any liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract) and (ii) the Company Insurance Subsidiaries to continue to own assets that qualify as legal reserve assets under all applicable insurance Laws in an amount at least equal to its required Reserve Liabilities.

               (e) The Company will use all commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts described in Section 3.17 of the Company Disclosure Schedule. Any and all benefits under such Contracts paid or payable to any Acquired Company prior to the Closing with respect to the business, operations, affairs, or Assets and Properties of such Acquired Company shall be paid to such Acquired Company.

               (f) The Company will continue to and will cause the other Acquired Companies to comply, in all material respects, with all Laws applicable to its business, operations, or affairs.

               (g)  The Company will not and will cause the other
     Acquired Companies not to incur any Liabilities outside of the ordinary course of their respective businesses and consistent with past practices.

               SECTION 5.04  Financial Statements and Reports.

               (a) As promptly as practicable but not later than (i) sixty days following the end of each calendar quarter, the Company will deliver to the Parent true and complete copies of the quarterly GAAP consolidated balance sheet of the Acquired Companies and the related consolidated statements of income of the Acquired Companies for the quarter then ended, together with any consolidating supplementary schedules related thereto and
     (ii) forty-five days following the end of each calendar quarter, the Company will deliver to the Parent a copy of the Quarterly Statement of the Company Insurance Subsidiaries for such quarter, prepared in accordance with SAP.

               (b) As promptly as practicable, the Company will deliver to the Parent true and complete copies of the Company's monthly financial, marketing and investment reports distributed to the Company's Board of Directors and at the request of Parent such other material financial statements, reports, or analyses as may be prepared or received by it or any of the Acquired Companies and as relate to any of the business, operations, or affairs of the Acquired Companies, including without limitation normal internal reports which the Company prepares (such as those reflecting monthly premiums, claims, and cash flow) and special reports (such as those of financial or actuarial consultants), as well as any reports prepared for the stockholders of the Company.

               (c) As promptly as practicable, the Company will deliver to the Parent the calculation of the accrued liability with respect to each Plan which is a non-qualified deferred compensation plan.

               SECTION 5.05 Investments. Each of the Acquired Companies will invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties, and any cash funds currently held by it exclusively in cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, commercial paper rated A-1 or P-1, or certificates of deposit issued by one or more of the banks or financial institutions listed in Section 5.05 of the Company Disclosure Schedule), except (i) as otherwise required by Law,
     (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its reasonably anticipated current obligations, (iii) in accordance with past practices in the ordinary course of business, and in the case of the Company and the Company Insurance Subsidiaries, with the investment policies set forth in Section 5.05 of the Company Disclosure Schedule, or (iv) as consented to by the Parent. The Company Insurance Subsidiaries will not take any actions, other than as otherwise permitted by this Agreement or in the ordinary course of business and consistent with past practice (including, without limitation, normal amortization and depreciation of any depreciable asset) designed to cause the assets of the Company Insurance Subsidiaries that are classified as nonadmitted under SAP or by the applicable insurance regulatory authorities, to be greater or less than their respective dollar amounts as of December 31, 1996.

               SECTION 5.06 Employee Matters. Except as may be required by Law or by this Agreement or as disclosed in Section
     5.06 of the Company Disclosure Schedule, or except for such Contract representations, promises, changes, alterations, or amendments that do not and will not result in any Liability to any of the Acquired Companies, the Acquired Companies will refrain from directly or indirectly, without the consent of
     Parent:

               (a) Making any representation or promise, oral or written, to any Company Employee which is inconsistent with the terms of any Plan;

               (b) Making any change to, or amending in any way, the Contracts, salaries, wages, or other compensation of any Company Employee whose annual compensation exceeds $100,000 other than routine changes or amendments that (i) are made in the ordinary course of business and consistent with past practice, (ii) do not and will not result in increases of more than 5% in the salary, wages, or other compensation of any such Person, and (iii) do not and will not exceed, in the aggregate, 5% of the total salaries, wages, and other compensation of all Company Employees;

               (c) Adopting, entering into, amending, altering or terminating, partially or completely, any Plan; or making any election made pursuant to the provisions of any Plan to accelerate any payments, obligations or vesting schedules under any Plans;

               (d) Adopting, entering into, amending, altering, or terminating, partially or completely, any employment, agency consultation, or representation Contract that is, or had it been in existence on the date of this Agreement would have been, required to be disclosed in Section 3.17(a) of the Company Disclosure Schedule;

               (e) Approving any general or company wide pay increases for Company Employees; or

               (f)  Entering into any Contract with any Company
     Employee that is not terminable by any of the Acquired Companies, without penalty or other Liability, upon not more than 60 calendar days notice.

               Notwithstanding anything contained herein to the contrary, the Company's Chief Executive Officer may award and pay severance compensation (not to exceed $30,000 with respect to any individual or $300,000 in the aggregate) to Company Employees pursuant to the Severance Plan authorized by the Company's Board of Directors in the resolutions of its March 27, 1997 meeting, a true and correct copy of which resolutions has been provided to Parent.

               SECTION 5.07  No Charter Amendments.  Each of the
     Acquired Companies will refrain from amending its certificate of incorporation or by-laws and from taking any action with respect to any such amendment.

               SECTION 5.08 No Issuance of Securities. Each of the Acquired Companies will refrain from authorizing or issuing any shares of their capital stock or other equity securities (except as required pursuant to the terms of the existing Company Options, Company Warrants, and Company Convertible Debentures) or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

               SECTION 5.09  No Dividends.  Except as set forth in
     Section 5.09 of the Company Disclosure Schedule, the Company will refrain from declaring, setting aside, or paying any dividend (other than the regular quarterly dividend of $0.03 per share of Company Common Stock) or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

               SECTION 5.10 No Disposal of Property. Except as set forth in Section 5.10 of the Company Disclosure Schedule or as otherwise expressly provided in this Agreement, each of the Acquired Companies will refrain from (a) disposing of any of its Assets and Properties and from permitting any of its Assets and Properties to be subjected to any Liens, except to the extent any such disposition or any such Lien is made or incurred in the ordinary course of the business and consistent with past practice, (b) selling any material part of its insurance products, operations, or business to any third party (other than sales of insurance products in the ordinary course of business consistent with past practice), (c) entering into any Contracts obligating it to administer the insurance operations of any other Person, and (d) entering into any Contracts permitting any other Person to administer its insurance operations.

               SECTION 5.11 No Breach or Default. Each of the Acquired Companies will refrain from violating, breaching, or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation, breach, or default, in any way under any term or provision of any Contract to which it is a party or by which any of its Assets and Properties is or may be bound.

               SECTION 5.12 No Indebtedness. Except in the ordinary course of business and consistent with past practice and except for existing contractual obligations, each of the Acquired Companies will refrain from creating, incurring, assuming, guaranteeing, or otherwise becoming liable for, and from canceling, paying, agreeing to cancel or pay, or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, any Liability, and from waiving any right to receive any direct or indirect payment or other benefit under any Liability owing to such company.

               SECTION 5.13  No Acquisitions.   The Company will
     refrain from (a) merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other Person, (b) acquiring or agreeing to acquire blocks of business of all or substantially all the Assets and Properties or capital stock or other equity securities of any other Person, or
     (c) otherwise acquiring or agreeing to acquire control of any other Person.

               SECTION 5.14 Notice and Cure. The Company will notify Parent promptly in writing of, and contemporaneously will provide Parent with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement and before the Effective Time that causes or will cause any covenant or agreement under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Company also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

               SECTION 5.15 Supplements to Schedules. The Company shall at any time or from time to time after the date hereof and prior to the Closing Date, supplement or amend the Company Disclosure Schedule with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described therein. No supplement or amendment to the Company Disclosure Schedule shall be deemed to cure any breach of a representation or warranty of the Company made herein, or have any effect for the purpose of determining the satisfaction of the conditions to Closing set forth in Article VIII.

               SECTION 5.16  No Solicitation, etc.

               (a) Except as set forth below, the Company shall not, nor shall the Company authorize or permit any of the Acquired Companies, or any of its or their officers, directors, employees, representatives or agents, to, directly or indirectly, encourage, solicit, participate in, initiate or continue discussions or negotiations with, or provide any information to, any Person (other than Parent or Sub) with respect to, or take any action to facilitate any inquiries or the making of, or enter into any agreement (including any preliminary agreement) relating to, or approve any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below). The Company shall, and shall cause each Acquired Company to, immediately cease and cause to be terminated any existing activities, discussions, or negotiations by the Company, any Acquired Company or any officer, director or employee of, investment banker, attorney, accountant or other advisor or representative of, the Company or any Acquired Company, with parties conducted heretofore with respect to any of the foregoing. Notwithstanding the first sentence of this Section, at any time prior to the approval of this Agreement and the Merger by the Company's stockholders at the Company Special Meeting (as defined below), the Company may furnish information and access, in each case only in response to requests which were not solicited on or after the date hereof, to any Person pursuant to a customary confidentiality agreement, and may participate in discussions and negotiate with such Person concerning an Acquisition Proposal, if the Board of Directors of the Company determines in its good faith judgment, following consultation with outside counsel, that (i) such Person shall have submitted a Competitive Proposal (as defined below) which was not solicited on or after the date hereof, and (ii) that it is required to do so in order to comply with its fiduciary duties to stockholders under applicable Law. The Company's Board of Directors shall notify Parent orally (within one Business Day), and in writing (as promptly as practicable) of all inquiries and proposals that it may receive relating to any Acquisition Proposal and the material terms and conditions thereof, that it and any Acquired Company or any of its or their officers, directors, employees, representatives or agents may receive relating to any Acquisition Proposal and thereafter keep Parent promptly advised of any material developments with respect thereto.

               (b) Except as set forth in this Section 5.16(b), the Company's Board of Directors shall not withdraw or modify, or propose to withdraw or modify, its recommendation of this Agreement and the transactions contemplated hereby or approve or recommend, or propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, if the Company's Board of Directors determines in its good faith judgment, following consultation with outside counsel and an independent financial advisor, that (i) such Person shall have submitted a Superior Proposal (as defined below) which was not solicited on or after the date hereof, and (ii), that it is required to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Company's Board of Directors may (x) withdraw or modify, or propose to withdraw or modify, its recommendation of the transactions contemplated hereby on account of such Superior Proposal or (y) approve or recommend such Superior Proposal or terminate this Agreement (and concurrently with or after such termination, cause the Company to enter into any agreement with respect to such Superior Proposal) but in each case of the foregoing (x) and (y) only after providing at least five Business Days' prior written notice to Parent (A) advising Parent that the Company's Board of Directors has received or become aware of a Superior Proposal, (B) specifying the material terms and conditions of such Superior Proposal, and (C) identifying the person making the Superior Proposal, and (D) stating that it intends to withdraw its recommendation or approve or recommend such Superior Proposal.

               (c) Nothing contained in this Section 5.16 shall prohibit the Company s Board of Directors from disclosing to the Company s stockholders a position permitted by this Section 5.16 in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer for shares of capital stock of the Company.

               (d) "Acquisition Proposal" means any proposal, offer or expression of interest from any Person involving a merger, consolidation or other business combination with the Company or any other Acquired Company or any proposal, offer or expression of interest to acquire or cause to be acquired in any manner, directly or indirectly, including, without limitation, through any reinsurance or coinsurance transaction, all or a significant portion of the business, assets, or capital stock of the Company or any other Acquired Company, other than the transactions contemplated by this Agreement.

               (e)  "Superior Proposal" means any bona fide
     Acquisition Proposal from any Person and which is otherwise on terms that the Company's Board of Directors determines in its good faith reasonable judgment, following consultation with outside counsel and an independent financial advisor, to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgement of the Board of Directors, based upon the advice of its financial advisors, is reasonably capable of being obtained by such third party on commercially reasonable terms.

               (f)  "Competitive Proposal" means any bona fide
     Acquisition Proposal from any Person that the Company's Board of Directors determines in its good faith reasonable judgment, could reasonably be expected to lead to a transaction which is financially superior to the Merger.

               SECTION 5.17 Notice to Warrant Holders. The Company will cause to be mailed to the registered holders of Company Warrants, at least 20 days before the Effective Time, a notice stating (i) the date on which the Merger is expected to become effective, and (ii) the date as of which it is expected that holders of Company Common Stock of record will be entitled to exchange their shares of Common Stock for Merger Consideration.

               SECTION 5.18 Exercise of Call of Company Convertible Debentures. (a) The Company will cause Redemption Notices to be mailed to all registered holders of Company Convertible Debentures prior to September 26, 1997, in accordance with applicable provisions of the Indenture, and shall use its commercially reasonable efforts to cause the redemption of all outstanding Company Convertible Debentures in accordance with
     Section 1102 of the Indenture (the "Redemption").

               (b) In the event that the Company requires cash to pay for any Company Convertible Debentures duly surrendered on the Redemption Date (as defined in the Indenture), the Company may request in writing not less than ten business days in advance of the Redemption Date that Parent purchase, and Parent shall purchase, at Parent's election, either such surrendered Company Convertible Debentures or a new issue of convertible debentures of the Company simultaneously with consummation of the Redemption, in each case, in the amount actually redeemed and at a price equal to par value and on terms which are substantially identical to the Company Convertible Debentures (including interest rate, maturity, conversion price and redemption provisions). Notwithstanding the above, Parent may not convert any Company Convertible Debenture into shares of Company Common Stock, if and to the extent such conversion would require applicable regulatory approvals, if any, which Parent has not obtained.

                                  ARTICLE VI
                          COVENANTS OF PARENT AND SUB

               SECTION 6.01  Contract and Regulatory Approvals.
     Parent and Sub will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals required by any applicable Contract to permit the consummation of the transactions contemplated hereby, (b) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required to permit the consummation of the transactions contemplated hereby,
     (c) provide such other information and communications to such governmental and regulatory authorities as Parent or such authorities may reasonably request (including without limitation any required approvals of the insurance regulatory authorities in Iowa and any other applicable state insurance commission or similar agency), and (d) cooperate with the Acquired Companies in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of the Acquired Companies to consummate the transactions contemplated hereby.

               SECTION 6.02 HSR Filings. Parent and Sub will (a) take promptly all actions necessary to make the filings required of it and Sub under the HSR Act and make payment of the required filing fee, (b) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with the Acquired Companies in connection with their filings under the HSR Act, and
     (d) request early termination of the applicable waiting period.

               SECTION 6.03 Notice and Cure. The Parent and Sub will notify the Company promptly in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Parent under this Agreement and before the Effective Time to be breached, or that renders or will render untrue any representation or warranty of the Parent contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Parent also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

               SECTION 6.04  Certain Further Tax Representations and
     Covenants.

               (a) All current Employees of the Company or any Acquired Company as of the Closing shall be employed, immediately after the Closing, by the Surviving Corporation. On and after the Closing, the Parent and the Surviving Corporation shall honor all provisions of all Plans in effect as of the Closing; provided, however, that nothing in this Section 6.04 shall be construed as preventing the Parent or the Surviving Corporation from amending, modifying or terminating any of the Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable Law.

               (b) The Parent, following the Closing Date, shall permit such Employees who are retained as Employees of the Surviving Corporation or who become Employees of the Parent or any Parent Subsidiary thereafter, and who were participating in the Plans immediately prior to the Closing Date, to participate in corresponding Parent Plans (including but not limited to the Parent's "Section 125" Plan) or continue participating in the Plans on terms that are substantially similar to those provided to similarly situated Employees of the Parent (or Parent Subsidiary, as applicable). With respect to those Parent Plans in which Employees of the Company will be participating on or after the Closing Date, the Parent shall credit prior service of Employees with the Company or any Acquired Company, as applicable, for purposes of determining the vesting, eligibility, waiting periods or qualification or participation of such Employees under the Parent Plans and any successor benefit programs to the extent that such service was recognized under the Plans; such prior service credited under a Parent Plan shall include service with other entities to the extent that such service is credited by the Company or any Acquired Company for purposes of any Plan similar to such Parent Plan. All Employees of the Company or any Acquired Company shall receive credits for payments made under any Plan which is a welfare plan under
     Section 3(1) of ERISA during the plan year in which the Closing occurs for purposes of satisfying the applicable deductibles and maximum out-of-pocket limits of any similar welfare plans of the Surviving Corporation, the Parent or any Parent Subsidiary during the plan year in which the Closing occurs.

               (c) The Parent shall reasonably cooperate with the Surviving Corporation to maintain the qualified status of each Plan intended to be qualified under Section 401(a) of the Code.

               (d)  As of the Closing, the Amvestors Financial
     Corporation Employees' Stock Ownership Plan shall be frozen with respect to participation.

                                ARTICLE VII
                           ADDITIONAL AGREEMENTS

               SECTION 7.01 Preparation of Form S-4 and the Proxy Statement; Company Special Meeting and Parent Special Meeting.

               (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as part of the prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders and, if required, Parent's stockholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire the Company Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action.

               (b) The Company shall, in accordance with all applicable Laws, and the Articles of Incorporation and By-Laws of the Company, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Company Special Meeting. Notwithstanding anything in this Agreement to the contrary, the Company shall not take any action which interferes with the convening of the Company Special Meeting or the taking of the stockholders' vote at the meeting. The Board of Directors of the Company will include its recommendation that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby in any proxy or other solicitation materials or communications prepared in connection with the Company Special Meeting.

               (c) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Special Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through its Board of Directors, recommend to its stockholders that they give the Parent Stockholder Approval unless otherwise determined by the Board of Directors of Parent in good faith, after consultation with outside counsel, as necessary in order to comply with its fiduciary duties to Parent and its stockholders under applicable law. The Company shall vote or cause to be voted any shares of Parent Capital Stock owned of record by the Company or any Acquired Company in favor of the Parent Stockholder Approval.

               SECTION 7.02 Letter of the Company's Accountants. The Company shall use reasonable efforts to cause to be delivered to the Company and Parent a letter of Deloitte & Touche, LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               SECTION 7.03 Letter of Parent's Accountants. Parent shall use reasonable efforts to cause to be delivered to the Company a letter of KPMG Peat Marwick LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               SECTION 7.04  Access to Information; Confidentiality.

               (a) Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of United States Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letters dated September 8, 1997, between the Company and Parent (the "Confidentiality Agreements").

               (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.04 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

               SECTION 7.05  Reasonable Efforts; Notification.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that Parent shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 8.01(g)(i) and (ii). In connection with and without limiting the foregoing, Parent, the Company and their respective Boards of Directors shall (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

               (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of
     (i) any representation or warranty made by it or contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               SECTION 7.06  Indemnification.

               (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor, and will itself honor, all the Company's obligations to indemnify each current or former director and officer of the Company or the Company subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") for acts or omissions by such Indemnified Parties occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Certificate of Incorporation, By-laws or individual indemnity agreements. Any amendment, repeal or other modification to the Certificate of Incorporation or By-laws of the Company shall not affect the obligations of Parent hereunder and shall not adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by law.

               (b) For a period of six years after the Effective Time (it being understood that the Company has prepaid all premiums for such policies through February 17, 2000), Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies containing terms with respect to coverage and amounts identical or more extensive to the coverage and amounts currently provided by the Company's policy) with respect to claims arising from or related to facts or events which occurred at or prior to the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $300,000.

               SECTION 7.07  Fees and Expenses.  Except as provided in
     Section 9.02, all fees and expenses, including any transfer taxes or fees payable to any broker, investment banker or financial advisor, incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with SEC filing fees, the printing and mailing of the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

               SECTION 7.08 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement without such consultation and the prior approval of the other party, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

               SECTION 7.09 Tax Treatment. Each of Parent and the Company shall use its reasonable best efforts to (i) not take any action and (ii) not fail to take any action either before or after the Effective Time which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code, and shall each use their reasonable efforts to obtain the opinion of their respective counsel referred to in Sections 8.02(d) and 8.03(d) of this Agreement.

               SECTION 7.10 Affiliates. Prior to the Closing Date, the Company shall use its reasonable efforts to deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Annex B.

               SECTION 7.11 Company Shareholder Tax Representation. Immediately prior to the Closing Date, the Company shall deliver to Parent a schedule identifying all persons who are five-percent shareholders of the Company. The Company shall use reasonable best efforts to obtain from such persons representations which counsel may reasonably require in connection with their opinions under Sections 8.02(d) and 8.03(d) of this Agreement.

               SECTION 7.12 Certificates of Officers. Immediately prior to the Closing Date, the Company, Sub and Parent shall deliver to Parent and the Company, as appropriate, certificates of officers and directors of Parent, Sub and the Company, as appropriate, which counsel may reasonably require in connection with their opinions under Sections 8.02(d) and 8.03(d) of this Agreement.

               SECTION 7.13 Stock Exchange Listing. Parent shall as promptly as practicable prepare and submit to the Nasdaq a listing application covering the shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

               SECTION 7.14 Other Actions and Agreements. Except as expressly permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue,
     (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VIII not being satisfied. Notwithstanding any other provision herein, any consequence of the Company's good faith, commercially reasonable compliance with Section 5.18 of this Agreement will not be considered for purposes of determining whether a Material Adverse Effect on the Company has occurred, whether a representation or warranty has been breached or whether a condition to Parent's obligations hereunder has been satisfied, provided Section 3.28 is accurate and the Company is in compliance with Section 5.18.

                                ARTICLE VIII
                            CONDITIONS PRECEDENT

               SECTION 8.01 Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a)  Company Stockholder Approval and Parent
     Stockholder Approval. The Company shall have obtained the Company Stockholder Approval and Parent shall have obtained the Parent Stockholder Approval.

               (b) Stock Exchange Listing. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and employees pursuant to this Agreement shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

               (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

               (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that subject to the proviso in Section 7.05(a) each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

               (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order instituted by the SEC or state regulatory authorities, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

               (f) Material Consents and Approvals. The Company, Parent, each Acquired Company and each Parent Subsidiary shall have obtained or made, as appropriate, such material consents, approvals, orders, authorizations, registrations, declarations, Permits or filings in connection with this Agreement and the transactions contemplated by this Agreement or for the conduct of their businesses as currently conducted or as expected to be conducted (including without limitation any requisite action of the insurance regulatory authorities in Iowa, Kansas, Florida, Michigan and Connecticut and any other state insurance commissions and similar agencies and Nasdaq), shall have been obtained and shall be in full force and effect, in each case without the abrogation or diminishment of the Permits currently held by the Company or the imposition of significant restrictions upon the transactions contemplated hereby or the conduct of the business of the Surviving Corporation.

               (g) No Litigation. There shall not be instituted, pending, or threatened, any action, suit, investigation, or other proceeding in, before, or by any Governmental Entity or other Person (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the other Acquired Companies taken as a whole,
     (ii) seeking to prohibit or limit the ownership or operation by the Company, any Acquired Company, Parent or any Parent Subsidiary of any material portion of the business or assets of the Company, any Acquired Company, Parent or any Parent Subsidiary or to compel the Company, any Acquired Company, Parent or any Parent Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company, any Acquired Company, Parent or any Parent Subsidiary, as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent.

               SECTION 8.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

               (a)  Representations and Warranties.  The
     representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

               (c) Officers' and Directors' Certificates. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed by the Secretary of the Company, certifying (a) that the Company has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, (b) that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and stockholders of the Company with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect and (c) as to the aggregate amount of legal and investment banking fees incurred by the Company in connection with the transactions contemplated by this Agreement. In addition, the Company shall have delivered to Parent executed copies of the certificates, dated the Closing Date, of officers and directors of the Company, Parent and Sub that may reasonably be required by counsel in connection with the tax opinions referred to in
     Section 8.02(d) and 8.03(d) of this Agreement.

               (d) Tax Opinion. Parent shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent and Sub, in form and substance reasonably satisfactory to Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others. The specific provisions of each such representation and covenant shall be in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP and each such representation and covenant shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

               (e) Absence of Material Adverse Effect on the Company. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on the Company.

               (f) Good Standing Certificates. The Company shall have delivered to Parent at the Closing (i) certified certificates of good standing dated not more than 21 calendar days prior to the Closing Date from each of the jurisdictions listed in Section 3.13(b) of the Company Disclosure Schedule with respect to each of the Permits issued to an Acquired Company by such jurisdiction and (ii) bringdown certificates of good standing dated as of the Closing Date for insurance permits from the state insurance commission of Kansas, with respect to American, and of Florida, with respect to FBL.

               SECTION 8.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

               (a)  Representations and Warranties.  The
     representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

               (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

               (c) Officers' and Directors' Certificates. Parent shall have delivered to the Company a certificate, dated the Closing Date and executed by the Secretary of Parent, certifying
     (a) that Parent has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and (b) that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and stockholders of Parent with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect. In addition, Parent shall have delivered to Parent executed copies of the certificates, dated the Closing Date, of officers and directors of Parent, Parent and Sub that may reasonably be required by counsel in connection with the tax opinions referred to in Section 8.02(d) and 8.03(d) of this Agreement.

               (d) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Bryan Cave LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code. In rendering such opinion, Bryan Cave LLP may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others necessary to give such opinion and to provide assurance to stockholders of the Company that they will not recognize gain in the Merger, except to the extent cash is received in exchange for fractional shares. The specific provisions of each such representation and covenant shall be in form and substance reasonably satisfactory to Bryan Cave LLP and each such representation and covenant shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

               (e) Absence of Material Adverse Effect on Parent or Delta. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on Parent. Notwithstanding any other provision of this Agreement, it is understood and agreed that for all purposes of this Agreement, except for the following sentence, no term, representation, warranty, covenant, agreement or other provision hereunder shall be deemed to apply to or include Delta Life Corporation, or its subsidiaries (collectively, Delta ) or the effect of the acquisition of Delta on Parent. In the event Parent acquires Delta, there shall not have occurred any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on Parent.

                                  ARTICLE IX
                                  TERMINATION

               SECTION 9.01  Termination.  This Agreement may be
     terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, upon notice by the terminating party to the other party:

               (a) at any time before the Closing, by mutual written agreement of the parties; or

               (b) at any time by the Company if any of the covenants set forth in Article VI or representations and warranties set forth in Article IV shall have been breached, or shall not have been performed or complied with, in any material respect, at or before the Closing Date and such breach, non-performance, or non-compliance has not been cured or eliminated within 30 calendar days after written notice thereof has been given to Parent, or if a condition under Sections 8.01 or 8.03 to the Company s obligations hereunder cannot be satisfied prior to the Outside Date;

               (c) at any time by Parent if any of the covenants set forth in Article V or representations and warranties set forth in
     Article III shall have been breached, or shall not have been performed or complied with, in any material respect, before the Closing Date and such breach, non-performance, or non-compliance has not been cured or eliminated within 30 calendar days after written notice thereof has been given to Company, or if a condition under Sections 8.01 or 8.02 to Parent s obligations hereunder cannot be satisfied prior to the Outside Date;

               (d) by Parent or Company, if this Agreement and the Merger shall have failed to receive the requisite approval of the stockholders of (i) the Company at the Company Special Meeting, or (ii) Parent at the Parent Special Meeting;

               (e) at any time after June 30, 1998 (the "Outside Date") by the Company or Parent, if the transactions contemplated by this Agreement have not been consummated on or before such date, provided, that this Agreement shall be extended not more than ninety days thereafter if the Merger shall not have occurred as a result of the failure to receive the governmental approvals set forth in Section 3.06 of the Disclosure Schedule hereto, and such failure to obtain approval is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (e);

               (f)  by the Company in accordance with Section
     5.16(b);

               (g) by Parent if the Board of Directors of the Company shall have withdrawn or modified its recommendation of this Agreement or the transactions contemplated hereby or approves or recommends any Acquisition Proposal; or

               (h) by the Company in accordance with Section 2.03(b), unless Parent agrees to pay the Adjusted Merger Consideration.

               SECTION 9.02  Effect of Termination.

               (a) If this Agreement is validly terminated pursuant to Section 9.01 hereof, this Agreement will forthwith become null and void, and there will be no Liability on the part of Company or Parent or Sub (or any of their respective Affiliates, officers, directors, employees, agents, consultants, or other representatives), except that (i) the provisions of this Section 9.02, Section 5.18, Section 7.07, the second sentence of Section 7.14, and Section 10.02 will continue to apply following any such termination, (ii) the provisions relating to confidentiality in
     Section 7.04 hereof will continue to apply following any such termination and (iii) any such termination shall be without prejudice to any claim which either party may have against the other for breach of this Agreement (or any representation, warranty, covenant, or agreement included herein). Without limitation on remedies all reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby by a non-breaching party who terminates this Agreement pursuant to Section 9.01 hereof will be reimbursed promptly by the breaching party.

               (b) In the event this Agreement is terminated by the Company pursuant to Section 9.01(f), or by Parent pursuant to
     Section 9.01(g), the Company shall pay to Parent by wire transfer of immediately available funds (A) within two Business Days following such termination the amount of $10.8 million, plus (B) within two Business Days following receipt of a written demand therefor, an amount equal to all reasonable out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, it being understood that such amounts are intended to constitute liquidated damages and not as a penalty.

               (c) In the event this Agreement is terminated (x) by either the Company or Parent pursuant to Section 9.01(d)(i), or
     (y) by either the Company or Parent pursuant to Section 9.01(e) (provided solely in the case of this subsection (y) that the Company's stockholders shall not have voted upon the approval of this Agreement at the Company Special Meeting prior to the Outside Date and such failure to vote was not primarily due to Parent's actions or inactions), (i) the Company shall pay to Parent by wire transfer of immediately available funds within two Business Days following receipt of a written demand therefor, an amount equal to all reasonable out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby and in addition (ii) if the Company, at any time within 24 months following the date of such termination, approves, enters into an agreement with respect to, or there is filed or publicly announced, (A) a merger, consolidation or other business combination involving the Company or any other Acquired Company or (B) any direct or indirect (including through any reinsurance or coinsurance transaction) acquisition by any Person of all or a significant portion of the business or assets of the Company or any other Acquired Company or of the capital stock of any Acquired Company, or (C) any transaction which would result in the direct or indirect acquisition by any Person of the power to direct the voting or disposition of shares of capital stock of the Company representing 50% or more of the total voting power of all outstanding shares of capital stock of the Company, or otherwise resulting in a change in control of the Company, the Company shall pay to Parent by wire transfer of immediately available funds the amount of $10.8 million, it being understood that such amounts are intended to constitute liquidated damages and not as a penalty.

               (d) In the event this Agreement is terminated by Parent or the Company pursuant to Section 9.01(d)(i) and, prior to the Company Special Meeting, (x) the Board of Directors of the Company withdrew or modified its recommendation of this Agreement or the transactions contemplated hereby or approved or recommended any Acquisition Proposal, and (y) Parent had not terminated this Agreement pursuant to Section 9.01(g), the Company shall pay to Parent by wire transfer of immediately available funds (A) within two Business Days following such termination the amount of $10.8 million, plus (B) within two Business Days following receipt of a written demand therefor, an amount equal to all reasonable out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, it being understood that such amounts are intended to constitute liquidated damages and not as a penalty.

               SECTION 9.03 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               SECTION 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, or (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

               SECTION 9.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to
     Section 9.01, an amendment of this Agreement pursuant to Section
     9.03 or an extension or waiver pursuant to Section 9.04 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 9.04, the duly authorized designee of its Board of Directors.

                                 ARTICLE X
                             GENERAL PROVISIONS

               SECTION 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

               SECTION 10.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to Parent or Sub, to:

                       AmerUs Life Holdings, Inc.
                       418 Sixth Avenue
                       Des Moines, Iowa  50309-2407
                       Phone:      (515) 283-3260
                       Fax: (515) 283-3402
                       Attention:  General Counsel

                    with a copy to:

                       Skadden, Arps, Slate, Meagher
                         & Flom LLP
                       919 Third Avenue
                       New York, New York 10022
                       Phone:      (212) 735-3380
                       Fax: (212) 735-2000
                       Attention:  Jeffrey W. Tindell, Esq.

                    (b)  if to the Company, to:

                       AmVestors Financial Corporation
                       555 South Kansas Avenue
                       Topeka, Kansas 66603
                       Phone:       (913) 232-6945
                       Fax:  (913)  232-5827
                       Attention:  President

                    with a copy to:

                       Bryan Cave  LLP
                       One Metropolitan Square
                       211 North Broadway, Suite 3600
                       St. Louis, Missouri 63102
                       Phone:      (314) 259-2000
                       Fax: (314) 259-2020
                       Attention:  J. Mark Klamer, Esq.

               SECTION 10.03 Interpretation. When a reference is made in this Agreement to a Section, Article, Annex or Exhibit, such reference shall be to a Section or Article of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               SECTION 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 10.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents referred to herein) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Sections 1.02 and 7.06 are not intended to confer upon any person other than the parties any rights or remedies. It is expressly agreed that the stockholders of neither Parent nor the Company are intended beneficiaries of any provision hereof.

               SECTION 10.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that the laws of the state of Kansas shall govern the effects of the Merger contemplated hereby.

               SECTION 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Parent Subsidiary, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub to perform its obligations hereunder.

               SECTION 10.09 Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.


               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Company, Parent and Sub, effective as of the date first written above.

                                AMERUS LIFE HOLDINGS, INC.

                                by: /s/ Roger K. Brooks
                                    __________________________________
                                    Name:  Roger K. Brooks
                                    Title: President

                                Signature Attested By:

                                /s/ James A. Smallenberger
                                ______________________________________
                                Name:   James A. Smallenberger
                                Title:  Secretary


                                AFC CORP.

                                by: /s/ Roger K. Brooks
                                    __________________________________
                                    Name:  Roger K. Brooks
                                    Title: President

                                Signature Attested By:

                                /s/ James A. Smallenberger
                                ______________________________________
                                Name:   James A. Smallenberger
                                Title:  Secretary


                                AMVESTORS FINANCIAL CORPORATION

                                by: /s/ Ralph W. Laster, Jr.
                                    __________________________________
                                    Name:  Ralph W. Laster, Jr.
                                    Title: Chairman and CEO

                                Signature Attested By:

                                /s/ Lynn F. Hammes
                                ______________________________________
                                Name:   Lynn F. Hammes
                                Title:  Secretary






                                    ANNEX A

                               GLOSSARY OF TERMS

               The capitalized terms used in this Agreement and not defined herein shall have the meanings set forth below. Other terms are also defined in the text of the Agreement. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

               "Affiliate" shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

               "Agreement" shall mean this Agreement and Plan of Merger, together with the annexes and exhibits attached hereto, the Disclosure Schedules, and the other agreements and documents to be executed and delivered pursuant hereto.

               "Annual Statement" shall mean any annual statement of the Company Insurance Subsidiaries or the Parent Insurance Subsidiaries, as the case may be, filed with or submitted to the insurance regulatory authority in the state in which the Company Insurance Subsidiaries or the Parent Insurance Subsidiaries, as the case may be, is domiciled on forms prescribed or permitted by such authority.

               "Acquired Companies" shall mean the Company, American Investors Life Insurance Company, Financial Benefit Life
     Insurance Company and any other direct or indirect subsidiary of the Company.

               "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going concern value.

               "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, complaint lists, underwriting manuals, correspondence files, marketing and sales materials, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

               "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in New York are authorized or obligated to close under the Laws of New York.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

               "Closing" shall have the meaning ascribed to it in
     Section 1.01(b).

               "Closing Date" shall have the meaning ascribed to it in
     Section 1.01(b).

               "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

               "Company" shall have the meaning ascribed to it in the preamble to this Agreement.

               "Company Affiliate" shall mean (a) each Affiliate of Company, (b) each holder of 5% or more of any class of capital stock of Company, (c) each executive officer or director of an Acquired Company and (d) each of their respective Affiliates.

               "Company Common Stock" shall have the meaning ascribed to it in the Preamble.

                Company Convertible Debentures shall have the meaning ascribed to it in Section 3.03(d).

               "Company Disclosure Schedule" shall mean the schedule dated as of the date of this Agreement and furnished by Company to Parent, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

                Company Warrants   shall have the meaning ascribed to
     it in Section 3.03(c).

               "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity contract, reinsurance agreement or other contract or commitment (whether written or oral).

               "Employee" shall mean any present or former officer, director, employee, agent, regional director, consultant or other similar representative of the Person referenced (including any predecessor thereof).

               "Environmental Laws" shall mean any Federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, or the environmental condition on or under any property including, without limitation, CERCLA and the Toxic Substance Control Act, and the rules and regulations thereunder.

               "ERISA" shall mean the Employee Retirement Income
     Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

               "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

               "GAAP Statements" shall have the meaning ascribed to it in Section 3.08(b).

               "Hazardous Substance" shall mean (I) any and all hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material defined as such in (or deemed as such for purposes of) CERCLA, at the Closing Date, or any other Environmental Law and (II) any petroleum or petroleum-based products.

               "IRS" shall mean the United States Internal Revenue Service or any successor agency.

               "Knowledge of Company" or any capitalized derivative thereof means the actual knowledge of or knowledge which would have been obtained in a reasonable investigation by an officer of any Acquired Company with responsibility (sole or shared) for the particular subject matter.

               "Knowledge of Parent" or any capitalized derivative thereof means the actual knowledge of or knowledge which would have been obtained in a reasonable investigation by an officer of Parent with responsibility (sole or shared) for the particular subject matter.

               "Laws" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America or any state, commonwealth, city, county, municipality, court, tribunal, agency, government, department, commission, bureau, or instrumentality thereof.

               "Liabilities" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due) which are recognized as liabilities in accordance with SAP or GAAP, as the case may be.

               "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, covenant or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing other than Permitted Liens.

               "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (I) the organization, existence, Assets, Liabilities, business, sales force, new sales, prospects, operations, condition (financial or otherwise), or results of operations of such Person, together with any subsidiaries thereof, taken as a whole, or (II) the ability of such Person to perform its material obligations under this Agreement, provided that the term Material Adverse Effect shall not include any changes or effects on the organization, existence, Assets, Liabilities, business, sales force, new sales, prospects, operations, condition (financial or otherwise), or results of operations on Parent, together with any subsidiaries thereof, taken as a whole, caused by changes in general economic conditions or changes generally affecting Parent's industry.

               "Parent" shall have the meaning ascribed to it in the preamble of this Agreement.

               "Parent Common Stock" shall have the meaning ascribed to it in Section 4.10.

               "Parent Disclosure Schedule" shall mean the schedule dated as of the date of this Agreement and furnished by Parent to Company, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

               "PBGC" shall mean the Pension Benefit Guaranty
     Corporation established under ERISA.

               "Permitted Liens" of a Person shall mean the following liens: (i) Liens for Taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is expressly permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation;
     (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Person is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of such Person; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $500,000 at any time outstanding, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which such Person is a party;
     (vii) pledges or deposits effected by such Person as a condition to obtaining or maintaining any License of such Person; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (x) Liens under the provisions of insurance policies and annuities in force and reinsurance and coinsurance contracts in force.

               "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

               "Quarterly Statement" of a Person shall mean (I) any quarterly statement of such Person prepared in accordance with GAAP, and (II) any quarterly statement of such Person s Insurance Subsidiaries prepared in accordance with SAP and filed with or submitted to the insurance regulatory authority in the state in which it is domiciled on forms prescribed or permitted by such authority.

               "Real Estate" of a Person means all real property and interests therein, including without limitation leasehold interests, owned or held at any time since January 1, 1994 by such Person.

               "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or other disposal in any amount into or onto the air, ground or surface water, land, or other parts of the environment, however caused, not permitted by or in compliance with Environmental Laws.

               "SAP" shall mean the accounting practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the state in which the Company Insurance Subsidiaries or the Parent Insurance Subsidiaries, as the case may be, is domiciled, consistently applied throughout the specified period and in the immediately prior comparable period.

               "SAP Statements" shall have the meaning ascribed to it in Section 3.08(b).

               "Sub" shall have the meaning ascribed to it in the preamble to this Agreement.

                subsidiary" shall mean each of those Persons, regardless of jurisdiction of organization, of which another Person, directly or indirectly through one or more subsidiaries,
     (I) owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights), or (II) controls as the general partner or managing member.

               "Taxes" shall mean all taxes, charges, duties, fees, levies, or other similar assessments or Liabilities, including without limitation all net and gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, Phase III, profit, estimated, severance, stamp, occupation, value added, registration, environmental, workers compensation, social security and franchise taxes imposed by the United States of America, any possession thereof, or any state, county, local, or foreign government, or any subdivision, agency, or other similar Person of any of the foregoing; and such term shall include any interest, fines, penalties, correction fees, sanction amounts, assessments, or additions to tax relating to, resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

               "Tax Returns" of a Person shall mean any report, return, information return, or other document (including any related or supporting information and any amendments thereto) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on such Person) or the administration of any laws, regulations or administrative requirements relating to any Tax, or any statement required to be furnished to any Person under any Tax Law.





                                                            ANNEX B


                         FORM OF AFFILIATE LETTER FOR
                          AFFILIATES OF THE COMPANY


          [____________], 1997

          AmerUs Life Holdings, Inc.
          418 Sixth Avenue
          Des Moines, Iowa 50309-2407

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of AmVestors Financial Corporation, a Kansas corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 19, 1997 (the "Merger Agreement") among AmerUs Life Holdings, Inc., an Iowa corporation ("Parent"), AFC Corp., a Kansas corporation ("Merger Sub"), and the Company, the Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                    As a result of the Merger, I may receive shares of common stock, no par value, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, no par value, of the Company (the "Company Shares").

               1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

                    A.   I shall not make any sale, transfer or
          other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

                    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

                    C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company,
          (a) I may be deemed to be an affiliate of the Company and
          (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or
          (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    D.   I understand that Parent is under no
          obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                    E.   I understand that Parent reserves the
          right to place on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [____________], 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND AMERUS LIFE HOLDINGS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF AMERUS LIFE HOLDINGS, INC."

                    F.   I understand that unless a sale or
          transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                    G.   Execution of this letter should not be
          considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

               2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

                    A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months (or such shorter period as Parent has been subject thereto) preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months (or such shorter period as Parent has been subject thereto).

                    B.   It is understood and agreed that
          certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
          (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                             Very truly yours,

                                             _________________________
                                             Name:

          Agreed and accepted this __day
          of [____________], 1997, by

          AMERUS LIFE HOLDINGS, INC.

          By:  ______________________
             Name:
             Title: